================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             McKesson Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

LOGO
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 30, 1997

The Annual Meeting of Stockholders of McKesson Corporation, a Delaware corporation (hereinafter called "McKesson" or the "Corporation"), will be held at 10:00 A.M. on Wednesday, July 30, 1997 in the Colonial Room, mezzanine level, at The Westin St. Francis Hotel, 335 Powell Street, San Francisco, California, to consider and take action upon the following matters:

1.election of three directors for terms expiring at the annual meeting in 2000;

2. a proposal to approve the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan;

3.a proposal to amend and restate the Corporation's 1973 Stock Purchase Plan;

4.a proposal to amend the Corporation's 1981 Long-Term Incentive Plan;

and such other business as may properly come before the meeting or any adjournment thereof.

Holders of record of the Corporation's Common Stock at the close of business on June 2, 1997 are entitled to receive notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. However, whether you plan to attend or not, we urge you to mark, sign, date and return the accompanying proxy in the enclosed business reply envelope. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                      By Order of the Board of Directors

                                      LOGO
                                      Nancy A. Miller
                                      Vice President and Corporate Secretary

June 18, 1997

CONTENTS

                                                                           PAGE
                                                                           ----
General Information.......................................................   1
Voting Securities and Record Date.........................................   2
Security Ownership of Certain Beneficial Owners...........................   3
Security Ownership of Directors and Executive Officers....................   3
Election of Directors (Proxy Item No. 1)..................................   4
Section 16(a) Beneficial Ownership Reporting Compliance...................   7
Board of Directors and Committees of the Board............................   7
Compensation of Directors.................................................   9
Report of the Compensation Committee on Executive Compensation............  10
Stock Price Performance Graphs............................................  14
Executive Officer Compensation............................................  16
  Summary Compensation Table..............................................  16
  Option Grants in the Last Fiscal Year...................................  17
  Aggregated Option/SAR Exercises in the Last Fiscal Year.................  18
  Long-Term Incentive Plan Awards in the Last Fiscal Year.................  18
  Employment Agreements...................................................  18
  Executive Severance Policy and Termination of Employment and Change in
   Control Arrangements...................................................  20
  Pension Benefits........................................................  21
Certain Transactions......................................................  21
Indebtedness of Executive Officers........................................  22
Approval of 1997 Non-Employee Directors' Equity Compensation and Deferral
 Plan (Proxy Item No. 2)..................................................  23
Amendment and Restatement of the 1973 Stock Purchase Plan (Proxy Item No.
 3).......................................................................  25
Amendment of the 1981 Long-Term Incentive Plan (Proxy Item No. 4).........  27
Independent Certified Public Accountants..................................  28
Additional Information....................................................  29
Stockholder Proposals for the 1998 Annual Meeting.........................  29
Exhibit A--McKesson Corporation 1997 Non-Employee Directors' Equity
 Compensation
 and Deferral Plan........................................................ A-1
Exhibit B--McKesson Corporation Stock Purchase Plan (As Amended and
 Restated through
 March 26, 1997).......................................................... B-1
Exhibit C--McKesson Corporation 1981 Long-Term Incentive Plan (As Amended
 through
 January 29, 1997)........................................................ C-1

LOGO
                                                                   June 18, 1997


PROXY STATEMENT

The Corporation was organized in the state of Delaware on July 7, 1994 as a wholly-owned subsidiary of McKesson Corporation, a Delaware corporation ("Old McKesson"), for the purpose of owning and operating the businesses of Old McKesson following the acquisition of Old McKesson's pharmaceutical benefits management business (the "PCS Business") by a subsidiary of Eli Lilly and Company (the "PCS Transaction").

As part of the PCS Transaction, on November 21, 1994 (the "Closing Date") the Corporation acquired all of the assets and liabilities of Old McKesson, other than those related to the PCS Business, and Old McKesson distributed to its stockholders one share of the Corporation's Common Stock for each share of Old McKesson Common Stock outstanding as of November 19, 1994.

THE CORPORATION HAD NO MATERIAL ASSETS, OPERATIONS OR ACTIVITIES PRIOR TO NOVEMBER 21, 1994. AFTER THAT DATE, THE CORPORATION HAS CONTINUED THE BUSINESSES OF OLD MCKESSON, OTHER THAN THE PCS BUSINESS, ON AN UNINTERRUPTED BASIS. FOR THE PURPOSE OF COMPLETENESS, THIS PROXY STATEMENT INCLUDES, FOR PERIODS PRIOR TO THE CLOSING DATE, INFORMATION WITH RESPECT TO OLD MCKESSON; AND REFERENCES TO THE "CORPORATION" WITH RESPECT TO SUCH PERIODS SHALL REFER TO THE BUSINESS, OPERATIONS, CAPITALIZATION AND ACTIVITIES OF OLD MCKESSON, EXCEPT WHERE OTHERWISE INDICATED.

GENERAL INFORMATION

This Proxy Statement is being mailed on or about June 18, 1997 to stockholders of McKesson in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on July 30, 1997, and at any and all adjournments of that meeting, pursuant to the accompanying Notice of Meeting. Shares represented by a properly executed proxy will be voted as indicated on the proxy. Stockholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Corporation; by submitting a subsequently dated proxy; or by attending the meeting, withdrawing the proxy, and voting in person.

It is proposed that at the meeting action will be taken on the matters set forth in the accompanying Notice of Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters that properly may be presented for action at the meeting. If any other matters do properly come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment. Under the Corporation's Restated By-Laws, for business to be properly brought before an annual meeting by a stockholder, the Secretary of the Corporation must have received written notice thereof not less than 60 days nor more than 90 days prior to the meeting (except, if fewer than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the close of business on the 10th day following the day of mailing notice of the meeting or public disclosure thereof). The notice must contain certain information about the proposed business and the stockholder who proposes to bring the business before the annual meeting, including (a) a brief description of the proposed business and the reasons for conducting such business at the annual meeting,
(b) the stockholder's name and record address, (c) the class and number of shares beneficially owned by the stockholder, and (d) any material interest of the stockholder in the business so proposed. Notwithstanding anything in the Restated By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the foregoing procedures.

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, officers and regular employees of the Corporation may solicit proxies personally or by telephone, telegraph or other means without additional compensation. Arrangements will also be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and the Corporation will, upon request, reimburse them for their reasonable expenses in so doing. Georgeson & Company, Inc., New York, N.Y., has been retained by the Corporation to assist in the solicitation of proxies for an anticipated fee of approximately $6,000 plus out-of-pocket costs and expenses.

VOTING SECURITIES AND RECORD DATE

At the close of business on June 2, 1997, there were 45,896,833 shares of Common Stock of the Corporation, par value $0.01 per share (the "Common Stock"), outstanding and entitled to vote at the meeting. Each share of Common Stock outstanding on such date entitles the stockholder of record thereof to one vote on each matter to be voted upon at the meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Provided a quorum is present, directors will be elected by a plurality of the votes cast by the holders of the Corporation's Common Stock voting in person or by proxy at the meeting. The proposals to (i) approve the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan (the "1997 Directors' Plan"), (ii) amend and restate the 1973 Stock Purchase Plan (the "SPP") and (iii) amend the 1981 Long-Term Incentive Plan (the "LTIP") will each require the affirmative vote of the holders of a majority of the Corporation's Common Stock present in person or by proxy and entitled to vote at the meeting. Thus, abstentions will have the same practical effect as a negative vote on each of the three proposals, but will have no effect on the vote for election of directors. Broker non-votes, if any, will not be included in vote totals and will have no effect on the outcome of the vote.

If a stockholder participates in the Corporation's Automatic Dividend Reinvestment Plan, the enclosed proxy includes all full shares of Common Stock held in the stockholder's dividend reinvestment plan account on the record date for the annual meeting, as well as shares held of record by the stockholder.

Participants in the Corporation's Profit-Sharing Investment Plan (the "PSIP") have the right to instruct the Plan Trustee, on a confidential basis, how the shares allocated to their accounts are to be voted and will receive a separate voting instruction card for that purpose.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below lists as of June 2, 1997, unless otherwise indicated, information as to the only persons believed by the Corporation to be beneficial owners of more than five percent of the Corporation's Common Stock.

                                                     AMOUNT AND NATURE
                           NAME AND ADDRESS OF         OF BENEFICIAL   PERCENT OF
     TITLE OF CLASS          BENEFICIAL OWNER            OWNERSHIP       CLASS
     --------------   ------------------------------ ----------------- ----------
     Common           The Chase Manhattan               10,126,057(1)    22.06
                      Bank, N.A., as Trustee for the
                      McKesson Corporation Profit-
                      Sharing Investment Plan
                      1 Chase Manhattan Plaza
                      New York, NY 10081
     Common           Wellington Management              2,179,500(2)     5.20(2)
                      Company, LLP
                      75 State Street
                      Boston, MA 02109

--------
(1) These shares are held in trust for the benefit of participants in the PSIP for which The Chase Manhattan Bank, N.A. is the Trustee. Shares that have been allocated to the individual accounts of participants in the PSIP are voted by the Trustee as instructed by PSIP participants. Shares allocated to participants' PAYSOP accounts for which no voting instructions are received will not be voted. The PSIP provides that all other shares for which no voting instructions are received from participants and unallocated shares of Common Stock held in the leveraged employee stock ownership plan (the "Leveraged ESOP") established as part of the PSIP, will be voted by the Trustee in the same proportion as shares as to which voting instructions are received.

(2) This information is based on a schedule 13G filed with the Securities and Exchange Commission reporting that as of December 31, 1996, Wellington Management Company, LLP ("WMC") in its capacity as a registered investment adviser, had shared voting power as to 586,000 shares and shared dispositive power as to 2,179,500 shares. These shares are owned of record by clients of WMC, no one of which has an interest that relates to more than 5% of the class.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of the Corporation's Common Stock beneficially owned as of June 2, 1997, by each current director, each executive officer named in the Summary Compensation Table on page 16, and by all directors and executive officers as a group.

                                       SHARES OF COMMON STOCK         STOCK
                 NAME                   BENEFICIALLY OWNED (1)     UNITS (2)(3)
                 ----              ------------------------------- ------------
     Mary G.F. Bitterman..........     5,500(4)(5)                      322
     Tully M. Friedman............    12,000(5)(6)                    1,367
     John M. Pietruski............    11,000(5)                       2,085
     David S. Pottruck............       500                             --
     Mark A. Pulido...............   160,186(5)(7)(9)                    --
     Carl E. Reichardt............     5,000(5)(8)                      321
     Alan Seelenfreund............   515,388(5)(7)(9)                    --
     Jane E. Shaw.................     9,181(5)(8)                    3,461
     Robert H. Waterman, Jr,......     9,000(5)(8)                    1,843
     John H. Hammergren...........    40,110(5)(7)(9)                    --
     Richard H. Hawkins...........   105,966(5)(9)                       --
     David L. Mahoney.............   159,544(5)(9)                       --
     All Directors and Executive
     Officers as a group (22
     persons)..................... 1,744,043(4)(5)(6)(7)(8)(9)(10)    9,399

--------
(1) Represents shares held as of June 2, 1997 directly and with sole voting and investment power (or with voting and investment power shared with a spouse) unless otherwise indicated. The number of shares of Common Stock owned by each director or executive officer represents less than 1% of the outstanding shares of such class. All directors and executive officers as a group own 3.8% of the outstanding shares of Common Stock.
(2) Includes restricted stock units accrued under the 1997 Directors' Plan, as described beginning on page 9, as follows: Dr. Bitterman, 322 units; Mr. Friedman, 1,058 units; Mr. Pietruski, 2,085 units; Mr. Reichardt, 321 units; Dr. Shaw, 966 units and Mr. Waterman, 1,843 units; and all non-employee Directors as a group, 6,595 units. Directors have neither voting nor investment powers in respect of such units.
(3) Includes common stock units accrued under the Directors' Deferred Compensation Plan, as described on page 10, as follows: Mr. Friedman, 309 units; Dr. Shaw, 2,495 units; and those directors as a group, 2,804 units. Participating directors have neither voting nor investment powers in respect of such units.
(4) Includes 1,000 shares held by Dr. Bitterman's husband through an Individual Retirement Account, for which beneficial ownership is disclaimed.
(5) Includes shares that may be acquired by exercise of stock options within 60 days after June 2, 1997 as follows: Dr. Bitterman, 4,500; Mr. Friedman, 5,000; Mr. Pietruski, 5,000; Mr. Pulido, 50,000; Mr. Reichardt, 0; Mr. Seelenfreund, 420,812; Dr. Shaw, 5,000; Mr. Waterman, 5,000; Mr. Hammergren, 10,000; Mr. Hawkins, 83,291; Mr. Mahoney, 142,375; and all directors and executive officers as a group, 1,229,999.
(6) Includes 6,000 shares held in a revocable trust established by and for the benefit of Mr. Friedman who is the sole Trustee of such trust.
(7) Includes shares subject to possible forfeiture under the terms of the Corporation's 1994 Stock Option and Restricted Stock Plan and the 1988 Restricted Stock Plan of Old McKesson as follows: Mr. Pulido, 20,000 shares; Mr. Seelenfreund, 22,586 shares; Mr. Hammergren, 20,000 shares; and all directors and executive officers as a group, 86,587 shares.
(8) Includes shares held by family trusts as to which each of the following named directors and their respective spouses have shared voting and investment power: Mr. Reichardt, 5,000 shares; Dr. Shaw, 4,000 shares; Mr. Waterman, 3,000 shares; and those directors as a group, 12,000 shares.
(9) Includes shares held under the PSIP as to which the participant has sole voting but no investment power, as follows: Mr. Seelenfreund,8,796; Mr. Pulido, 186; Mr. Hammergren, 110; Mr. Hawkins, 2,675; Mr. Mahoney, 1,669; and all directors and executive officers as a group, 36,459.
(10) Includes 2,200 shares held by members of the group as custodians for their minor children.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

The Board of Directors is divided into three classes. At each annual meeting of stockholders, one class of directors, on a rotating basis, is elected to hold office for a three-year term.

The Board of Directors elects directors to fill vacancies on the Board, as they occur, as well as newly created directorships. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election by the stockholders of the class to which such director is elected.

Since the last annual meeting, one person, David S. Pottruck, has been elected a director of the Corporation to fill a vacancy created by reason of an increase in the authorized number of directors from eight to nine for a term expiring at the annual meeting in 1999.

The Board of Directors has designated Messrs. Tully M. Friedman, John M. Pietruski and Carl E. Reichardt as nominees for election as directors at the 1997 Annual Meeting for a three-year term expiring in 2000. Each nominee has consented to being named in the proxy statement and to serve if elected. All of the nominees are currently serving as directors and, were previously elected by the stockholders.

It is the intention of the persons named in the enclosed form of proxy, unless authorization to do so is withheld, to vote for the election of the three nominees named below. If prior to the annual meeting any nominee should become unavailable for election, an event that is not now anticipated by the Board, the proxies will be voted for the election as directors of such other person or persons as shall be determined by the persons named in the enclosed form of proxy in accordance with their judgment, or the number of authorized directors may be reduced.

Biographical information follows for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. Directors' ages are as of June 2, 1997.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE ANNUAL MEETING IN
2000

TULLY M. FRIEDMAN

Chairman and Chief Executive Officer, Tully M. Friedman & Company, LLC

Mr. Friedman, age 55, is Chairman and Chief Executive Officer of Tully M. Friedman & Company, LLC, a private investment firm he founded in 1997. For the 13 years prior to 1997 he was a Managing Partner of Hellman & Friedman. He is currently on the Advisory Board of Tevecap, S.A., the Board of Directors of APL Limited, Levi Strauss & Co., and Mattel, Inc. Mr. Friedman is a member of the Executive Committee and a Trustee of the American Enterprise Institute, and a Director of the Stanford Management Company. Mr. Friedman previously served as a director of Old McKesson since 1992, and was elected to serve as a director of the Corporation on November 9, 1994. He is Chairman of the Finance Committee and a member of the Committee on Directors and Corporate Governance and the Compensation and Executive Committees of the Board.

JOHN M. PIETRUSKI

Chairman, Texas Biotechnology Corporation; Chairman and Chief Executive Officer, Retired, Sterling Drug Inc.

Mr. Pietruski, age 64, is Chairman of the Board of Texas Biotechnology Corporation, a publicly held pharmaceutical research and development company. In September 1988, Mr. Pietruski retired as Chairman and Chief Executive Officer of Sterling Drug Inc. with which company he had been associated in various executive positions since 1977. He is a director of General Public Utilities Corporation, Hershey Foods Corporation and Lincoln National Corporation and is a Regent of Concordia College. Mr. Pietruski previously served as a director of Old McKesson since 1990 and was elected to serve as a director of the Corporation on November 9, 1994. He is Chairman of the Compensation Committee and a member of the Committee on Directors and Corporate Governance and the Executive Committee of the Board.

CARL E. REICHARDT

Chairman of the Board, Retired, Wells Fargo & Company

Mr. Reichardt, age 65, retired as Chairman of the Board and Chief Executive Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, N.A., at the end of 1994, having occupied those positions since 1983. Mr. Reichardt joined Wells Fargo & Company in 1970, was named Executive Vice President in 1973 and President of Wells Fargo Bank, N.A., in 1978. He is a director of Columbia/HCA Healthcare Corporation, ConAgra, Inc., Ford Motor Company, Newhall Management Corporation, Pacific Gas and Electric Company, SunAmerica Inc., Wells Fargo & Company and Wells Fargo Bank, N.A. Mr. Reichardt was elected a director of the Corporation on February 1, 1996. He is a member of the Audit, Compensation and Finance Committees of the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

MARY G.F. BITTERMAN

President and Chief Executive Officer, KQED, Inc.

Dr. Bitterman, age 53, has been President and Chief Executive Officer of KQED, Inc. (public broadcasting) since November 1993. For the five years prior to joining KQED she was a private consultant on development, communications and international affairs. Previously, Dr. Bitterman served as Executive Director of the Hawaii Public Broadcasting Authority (1974-1980), Director of the Voice of America (1980-1981), Director of the Hawaii State Department of Commerce and Consumer Affairs (1981-1983) and Director of the East-West Center's Institute of Culture and Communication (1984-1988). She is a Director of Bancorp Hawaii, the Bank of Hawaii, and Bancorp Investment Group; a trustee of the International Center for Communications, San Diego State University; a member of the Board of Governors of Pacific Forum/CSIS, and a member of the Board of Directors of the Association of American Public Television Stations, the World Affairs Council and the Bay Area Council. Dr. Bitterman was elected a director of the Corporation on April 26, 1995. She is a member of the Audit and Finance Committees of the Board.

MARK A. PULIDO

President and Chief Executive Officer

Mr. Pulido, age 44, became Chief Executive Officer of the Corporation on April 1, 1997. He has served as President and Chief Operating Officer since joining the Corporation in May 1996. Prior to joining McKesson, he was associated with Sandoz International Ltd., an international pharmaceutical company. Most recently he was President and Chief Executive Officer of Sandoz Pharmaceuticals Corporation (January-April 1996), and also served as Chief Operating Officer of that company (1994-1995). During the previous five years, Mr. Pulido was associated with Red Line Healthcare Corporation, a Sandoz affiliate and the nation's largest provider of medical supplies and reimbursement services to the long-term care industry, where he held the positions of Chairman of the Board (December 1994-January 1996), Chairman, President and Chief Executive Officer (March 1992-November 1994) and President and Chief Executive Officer (January 1992-March 1992). He is a director of Imation Corporation. Mr. Pulido was elected a director of the Corporation on May 20, 1996.

ROBERT H. WATERMAN, JR.

Chairman, The Waterman Group, Inc.

Mr. Waterman, age 60, is the founder and Chairman of The Waterman Group, Inc., a management research and publishing firm established in 1986. For the 21 years prior to 1986, he was a Senior Director at McKinsey & Company, Inc., an international management consulting firm. Mr. Waterman has authored several books and essays on business management. He is a director of AES Corporation, a trustee of the World Wildlife Fund and an advisor to the President of the National Academy of Sciences. Mr. Waterman previously served as a director of Old McKesson since 1990 and was elected to serve as a director of the Corporation on November 9, 1994. He is Chairman of the Committee on Directors and Corporate Governance and a member of the Audit and Executive Committees of the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

DAVID S. POTTRUCK

President and Chief Operating Officer, The Charles Schwab Corporation

Mr. Pottruck, age 48, became the Chief Operating Officer and a director of The Charles Schwab Corporation in March 1994 and has been the President of that company and Chief Executive Officer of Charles Schwab & Co., Inc. since July 1992. He also served as Executive Vice President of The Charles Schwab Corporation from March 1987 to July 1992. Mr. Pottruck was elected a director of the Corporation effective May 30, 1997.

ALAN SEELENFREUND

Chairman of the Board

Mr. Seelenfreund, age 60, has been Chairman of the Board of Directors of the Corporation and Old McKesson since November 1989. He was Chief Executive Officer of the Corporation and Old McKesson from November 1989 through March 1997. Previously he served Old McKesson as Executive Vice President from November 1986 to November 1989; Chief Financial Officer from April 1984 to April 1990; and held various other senior financial positions since joining Old McKesson in 1975. Mr. Seelenfreund is a director of Pacific Gas and Electric Company. He previously served as a director of Old McKesson since 1988 and was elected to serve as a director of the Corporation on November 9, 1994. He is a member of the Finance Committee and Chairman of the Executive Committee of the Board.

JANE E. SHAW

Founder, The Stable Network; Former President and Chief Operating Officer, ALZA Corporation

Dr. Shaw, age 58, founded The Stable Network, a biopharmaceutical consulting firm, in 1995. In September 1994, Dr. Shaw resigned as President and Chief Operating Officer of ALZA Corporation, a pharmaceutical research, manufacturing and marketing firm with which she had been associated in various technical and executive positions since 1970. She is a director of Aviron Corporation, Boise Cascade Corporation and Intel Corporation. Dr. Shaw previously served as a director of Old McKesson since 1992 and was elected to serve as a director of the Corporation on November 9, 1994. She is Chairman of the Audit Committee and a member of the Committee on Directors and Corporate Governance and the Compensation and Executive Committees of the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors, its executive officers and persons who own more than ten percent of the Corporation's Common Stock to file reports of ownership of the Corporation's Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Corporation. Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required to be filed for those persons, the Corporation believes that, during the last fiscal year, all such filing requirements were satisfied.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Corporation, although it is not involved in day-to-day operating management. Members of the Board are kept informed of the Corporation's business by various reports and documents sent to them on a regular basis, as well as by operating and financial reports made at Board meetings by the Chief Executive Officer and other executive officers.

Attendance at Meetings

The Board of Directors held eleven meetings during the year ended March 31, 1997. Attendance at Board and Committee meetings combined averaged 92.03%. Each director attended more than 75% of the combined total meetings of the Board and Committees of the Board on which the director served at any time during the year.

Certain Committees of the Board

To assist in the discharge of its responsibilities, the Board has designated several standing committees including an Audit Committee, a Compensation Committee and a Committee on Directors and Corporate Governance. The members of each standing committee are elected by the Board of Directors at its organizational meeting following the annual stockholders' meeting, each for a term of one year or until his or her successor is elected.

The Audit Committee, composed of four directors who are neither officers nor employees of the Corporation, held five meetings during the year ended March 31, 1997. The Audit Committee recommends to the Board the retention or discharge of the Corporation's independent auditors; reviews the engagement of the independent auditors including the scope, extent and procedures of the audit and fees to be paid therefor; reviews, in consultation with the independent auditors, the audit results and their auditor's report and related management letter, if any; reviews the independence of the independent auditors and, in this connection, reviews the engagement of the independent auditors for services of a non-audit nature; reviews and approves the audited financial statements and recommends to the Board their inclusion in the Corporation's annual report on Form 10-K to the Securities and Exchange Commission and in the annual report to stockholders; consults with the independent auditors, the internal auditors and management (together or separately) on the adequacy of internal accounting controls and reviews the results thereof; reviews, on a continuing basis, the procedures designed to implement the corporate code of conduct and compliance therewith; directs and supervises investigations into matters within the scope of the Committee's duties; and performs such other functions as may be necessary in the efficient discharge of its duties.

The Compensation Committee, composed of four directors who are neither officers nor employees of the Corporation, held six meetings during the year ended March 31, 1997. The Compensation Committee administers the Corporation's 1989 Management Incentive Plan, the 1981 Long-Term Incentive Plan, the Deferred Compensation Administration Plan II, the Deferred Compensation Administration Plan and the Management Deferred Compensation Plan and all stock option, restricted stock or stock purchase plans; reviews the administration of all other incentive plans within the Corporation; approves the selection of trustees and investment advisers and managers and establishes the overall investment policies with respect to the funds incident to the Corporation's retirement program; reviews and makes recommendations to the Board with respect to salary and other terms and conditions of employment and changes therein of the Chief Executive Officer and approves salaries and other terms and conditions of employment and changes therein of the other executive officers and key management employees of the Corporation above specified salary grades; and examines and makes recommendations to the Board regarding the Corporation's overall compensation program for managerial level employees.

The Committee on Directors and Corporate Governance, established in 1996 and composed of four directors who are neither officers nor employees of the Corporation, held two meetings during the year ended March 31, 1997. The Committee reviews and makes recommendations to the Board, as appropriate, concerning the size and composition of the Board; the guidelines and criteria for election of members to the Board; retirement from the Board; director compensation and benefits; the structure, functions and membership of Board committees, administers the 1997 Directors' Plan and oversees matters of corporate governance. The Committee also recommends to the Board the slate of nominees for election by the stockholders at the annual meeting and recommends and nominates candidates to fill Board vacancies that occur. The Committee will consider nominees recommended by stockholders. Stockholders wishing to recommend Board nominees should write to the Vice President and Corporate Secretary, McKesson Corporation, One Post Street, San Francisco, CA 94104, stating in detail the qualifications of the proposed nominee for consideration by the Committee.

The Restated By-Laws of the Corporation provide that a stockholder may nominate a person for election as a director at a meeting of stockholders only if written notice thereof has been received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain information about the proposed nominee, including such person's name, age, business and residence addresses, principal occupation or employment, the class and number of shares of the Corporation beneficially owned by the person and any other information relating to the person that would be required to be included in a proxy statement soliciting proxies for election of directors, and certain information about the nominating stockholder. The Corporation may also require any proposed nominee to furnish other information reasonably required by the Corporation to determine the proposed nominee's eligibility to serve as a director.

COMPENSATION OF DIRECTORS

Directors who are employees of the Corporation receive no additional remuneration for their services as directors.

In October 1996, the Board of Directors, upon the recommendation of the Committee on Directors and Corporate Governance, reevaluated the compensation and benefits provided to non-employee directors; modified the amount of fees and the payment method thereof in several respects; terminated benefits to new directors, and froze the accrual of future benefits to existing non-employee directors, under the Retirement Program for Non-Employee Directors (the "Retirement Program"); and, subject to approval by the Corporation's stockholders, adopted the 1997 Directors' Plan to replace the Retirement Program and in lieu of participation by non-employee directors in the Corporation's 1994 Stock Option and Restricted Stock Plan (the "1994 Plan"), as described in Proxy Item No. 2 beginning of page 23. These changes were the result of a review of competitive compensation practices for board members at other comparable companies and are designed to further align the interests of non-employee directors with those of the Corporation's stockholders by providing that a portion of directors' compensation will be linked directly to increases in stockholder value.

Under the new compensation arrangements, effective as of January 1, 1997, the annual retainer payable to non-employee directors was increased from $24,000 to $27,500; the meeting fees for standing committees of the board were increased from $850 to $1,000 and the $150 differential payable to committee chairmen was eliminated; and, an annual retainer of $3,000 payable to non-employee chairmen of standing board committees was implemented. The $1,000 fee for each Board meeting attended remains unchanged.

The 1997 Directors' Plan provides that, effective January 1, 1997, non-employee directors will receive 50% of their annual retainer in the form of Restricted Stock Units ("RSUs") instead of cash. The number of RSUs is determined based on the fair market value of the Corporation's Common Stock on the last trading day of the quarter immediately preceding the date such amounts would otherwise be payable. In addition, current non-employee directors who had an accrued benefit under the Retirement Program as of December 31, 1996 (an "Accrued Benefit"), agreed in writing to the termination of their right to receive the Accrued Benefit, and received a one-time transition grant on January 1, 1997 of RSUs equal in number to the present value of the director's Accrued Benefit divided by the fair market value of the Corporation's Common Stock on that date (see New Plan Benefits section under Proxy Item No. 2 on page 25). On the date of each Annual Meeting prior to the termination or expiration of the 1997 Directors' Plan, beginning with the 1997 Annual Meeting, each non-employee director will receive a grant of 400 RSUs. Non-employee directors holding RSUs will be credited with a number of additional RSUs equal to any dividends and other distributions paid by the Corporation on the Common Stock.

Non-employee directors may elect to receive all fees (other than the portion of the annual retainer subject to mandatory deferral in the form of RSUs) earned in any calendar year prior to the termination or expiration of the 1997 Director's Plan in cash (the "Cash Alternative"), or to defer all or a portion of such fees in the form of additional RSUs (the "RSU Alternative") or under the terms of the Corporation's Deferred Compensation Administration Plan II (the "DCAP II Alternative"). The minimum amount that may be deferred under DCAP II for any year is $5,000 and the minimum deferral period is generally five years, except in cases of death, disability, retirement, pre-retirement termination or a change in control of the Corporation, where the minimum deferral period does not apply. The interest rate on DCAP II deferrals is determined by the Compensation Committee each year based upon several related factors, including, the Corporation's cost of money and tax bracket, the size and years of deferrals, the number and ages of participants and mortality and turnover patterns. For calendar year 1997, four directors have elected the Cash Alternative under the 1997 Directors' Plan, one has elected the RSU Alternative and one has elected the DCAP II Alternative.

Prior to January 1, 1994, non-employee directors could defer compensation received for their services as directors under the Directors Deferred Compensation Plan, thereby automatically becoming participants in the Deferred Compensation Administration Plan (the "DCAP"), or under the Management Deferred Compensation Plan (the "MDCP", or together with the DCAP, the "Prior Deferred Plans"). Although the Prior Deferred Plans have been superseded and replaced by DCAP II as to future compensation deferrals, previous deferrals under these plans will continue to be administered in accordance with the respective provisions of the plan under which the original deferrals were made. Interest on deferral balances held under the Prior Deferred Plans is credited each year at the same rate as that determined by the Compensation Committee for deferrals under DCAP II.

In the event of a change in control of the Corporation (as defined in DCAP II and the Prior Deferred Plans), deferred amounts will be distributed immediately upon the effective date of the change unless the director has made an irrevocable election (at least twelve months in advance of the effective date of any such change) to receive payment of any deferral balance in accordance with his or her most recent valid election on file with the Corporation rather than in a single sum. Any deferral election under DCAP II or the Prior Deferred Plans may be modified as to the length of the deferral period and the timing of the distribution provided such changes are made at least twelve months prior to the previously scheduled date of commencement of payments and payments do not begin earlier than twelve months from the date of the modified election.

The 1994 Plan provides for the automatic grant to each non-employee director on the date of election to the Board for the first time at any annual or special meeting of the Corporation's stockholders of a nonqualified option to purchase 5,000 shares of Common Stock. These options are immediately exercisable in full but expire in five equal annual installments. On the date of each subsequent annual meeting, each nonemployee director continuing in office is automatically granted an option for an additional 1,500 shares which is immediately exercisable in full. All options are granted at fair market value on the effective date of grant, and, subject to the above-mentioned expiration provisions applicable to the initial grant, have a term of five years. In the event that the 1997 Directors' Plan is approved by the Corporation's stockholders, all future stock option grants to non-employee directors will be awarded under that plan in lieu of the 1994 Plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Corporation's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is composed entirely of independent, nonemployee directors. The Committee is responsible for administering the Corporation's stock option and restricted stock plan, reviewing and making recommendations to the full Board with respect to the salary, incentive compensation and other terms and conditions of employment of the Chief Executive Officer and approving salaries, incentive compensation and other terms and conditions of employment of executive officers, including those named in the Summary Compensation Table on page 16 (the "named executive officers") and other officers and key employees of the Corporation in and above specified salary grade levels.

This report describes the policies and the criteria used by the Committee in establishing the principal components, and setting the levels, of executive compensation during FY 1997.

In its deliberations concerning compensation of executive officers, the Committee considers the following factors: (1) the Corporation's performance measured against previously set objectives and against prior year's achievement; (2) the individual performance of each executive officer; (3) a number of comparative compensation surveys, which are supplied by professional compensation consultants approved by the Committee and retained by the Corporation for this purpose, and other material concerning compensation levels and stock grants at other companies, such as compensation information disclosed in the proxy statements of other companies; (4) the overall competitive environment for executives and the level of compensation needed to attract and retain executive talent; and (5) the recommendations of professional compensation consultants. Companies used in comparative analyses for executive compensation purposes are selected with the assistance of these professional compensation consultants. Such companies represent a broad cross-section of non-manufacturing service companies and are selected based on a number of factors including similarity to the Corporation in financial attributes, size and complexity. The companies used in comparative analyses for executive compensation purposes include some of the companies in the Value Line Health Care Sector Index (the "Health Care Index") used in the Performance Graph, as well as other companies in the distribution and wholesale/retail business. The Committee relies on a broad array of companies in various industries for comparative analysis of executive compensation because it believes that the Corporation's competitors for executive talent are more varied than the companies in the Health Care Index chosen for comparing stockholder return in the Performance Graphs.

The Corporation's compensation program is designed to enhance stockholder value by linking a large part of executive officers' compensation directly to performance. The objective is to provide base salary and annual cash bonuses for executive officers at approximately the median level for executive officers of companies in the comparison group, while providing an opportunity to achieve total compensation (including base salary, annual bonus and long-term incentives) at the 60th percentile.

Components of Compensation

The Corporation's compensation package consists of base salary, a short-term incentive plan, and long-term incentives (stock and cash). Base pay is reviewed annually. Actual base salary is based on individual performance, competitive pay practices and level of responsibility. Competitive pay practices are determined through job evaluation and market comparisons. The FY 1997 salaries of executive officers were determined primarily on the basis of each executive officer's responsibilities and performance, the Corporation's performance, and competitive salary level market data. Increases in FY 1997 salaries reflected the Committee's determination that compensation levels should be increased to reward performance and to remain competitive.

The Management Incentive Plan (the "MIP") rewards participants for reaching annual profit targets related to required rates of return. Individual executives' target award values vary by level of responsibility, are set as a percentage of base salary and are competitive with those paid to executive officers at companies in the comparison group. The annual incentive award an executive officer is eligible to receive can range from zero to three times their target award. Actual awards to the named executive officers for FY 1997 depended on the degree to which the business unit (corporate or division) achieved its target income objectives and the extent to which the executive officer was judged to have contributed to the overall results.

During FY 1997, the Corporation redesigned and implemented a new long-term incentive program for senior executives in order to focus even greater attention on sustained creation of shareholder value. The components of the new program consist of a triennial grant of fair market value stock options, an offer to purchase stock with a full recourse loan from the Corporation and a cash long-term incentive award based on achievement of specified targets measured by Total Stockholder Return ("TSR") relative to the S&P 400 Index. Target values, varying according to the executive's level of responsibility, are set at a percentage of base salary and are competitive with those paid at companies in the comparison group.

Under the redesigned program, nonqualified options to purchase shares of Common Stock are granted at 100% fair market value every three years. The size of the grants is determined by the Committee after reviewing a survey of select competitive companies' long-term compensation practices and utilizing the Black Scholes model for calculating the value of the Corporation's stock options.

To further encourage stock ownership by senior executives, an offer to purchase Common Stock of the Corporation is made every three years under the SPP. The purchase price is equal to the fair market value of the stock on the day the executive accepts the offer to purchase the shares. At the same time, the Corporation makes a five-year, full recourse, interest bearing loan to the executive to purchase the stock.

The Committee also adopted changes to the cash LTIP and established new terms and conditions which will govern the awards for periods beginning after January 1, 1997, as more fully described in Proxy Item No. 4 beginning on page 27.

No new award cycles will commence under the previous LTIP program since it has been discontinued. However, awards under existing cycles will continue to be paid, if earned, through the final four-year award period April 1, 1996 to March 31, 2000. The two measures of financial performance under that LTIP are compound growth in annual earnings per share ("EPS") and average return on stockholder equity ("ROE"). These measures are to be weighted equally in calculating awards for each incentive period. The LTIP awards to the named executive officers for the four-year period ended March 31, 1997, shown in the Summary Compensation Table on page 16, reflected the Corporation's achievement of 131% of the LTIP targets.

All of the changes outlined above in the Corporation's long-term incentive program for senior executives were designed to better align incentive pay with the achievement of enhanced shareholder value.

Policy Regarding Tax Deduction for Compensation Under Internal Revenue Code
Section 162(m)

Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deduction to $1 million for compensation paid to certain executive officers of the Corporation named in the proxy statement, unless compensation is performance-based. It has been determined that the limitations did not impact the Corporation in FY 1997. The Committee's present intention is to comply with the requirements of Section 162(m) unless the Committee concludes that required changes would not be in the best interest of the Corporation or its stockholders.

The Compensation Committee believes that the total compensation paid to the named executive officers in FY 1997 reflects the achievement of the Corporation's goals, attainment of business strategy, and performance consistent with the interests of its stockholders.

Compensation of the Chairman and Chief Executive Officer

At the end of FY 1997, the Committee reviewed the performance of the Chairman and Chief Executive Officer and made recommendations to the Board concerning his compensation using the same criteria as those discussed at the beginning of this report for determining salaries and incentive compensation levels for the other named executive officers.

Inasmuch as the Chairman and Chief Executive Officer plans to retire as an executive officer and employee of the Corporation on July 31, 1997, no adjustment was made in his base salary for his performance in FY 1997. His MIP award for FY 1997 represented 62% of his annual compensation and reflected the Corporation's operating results. He also received a cash award of $301,300 under the LTIP for the four-year period ended FY 1997, which represented 131% achievement of the Corporation's long-term financial objectives for this period.

During FY 1997, the Corporation continued implementation of its long-range plan. The Corporation reinvested cash into assets and expertise to expand its reach in health care supply management. The Corporation sold its majority interest in Armor All Products Corporation, as well as its Millbrook Distribution Services Inc. unit, both of which businesses were not part of the core health care business. The Corporation acquired the assets of FoxMeyer Drug Company, the fourth largest company in the pharmaceutical distribution industry, and is successfully integrating it into the Corporation's core health care business. Effective integration of that business resulted in a significant increase in the Corporation's market share in the institutional, chain and independent pharmaceutical distribution business. That acquisition was then followed by the purchase of General Medical Inc., with sales in calendar year 1996 of $1.7 billion. This acquisition was completed to further strengthen the Corporation's position in the institutional market. These major transactions continued the Corporation's strategy of increasing its focus on its core health care business. The Corporation's continued success in implementing its strategic goals was recognized in the investment community. During FY 1997, the Corporation's TSR was 27.3% compared to the TSR of 19.9% for the S&P 500 Index, 14.9% for the S&P 400 Midcap Index and 22.7% for the Value Line HealthCare Sector Index.

In view of his planned retirement as an executive officer and employee of the Corporation on July 31, 1997, the Chairman and CEO did not participate in the redesigned long-term incentive program. In lieu thereof, he was granted an option to purchase 100,000 shares of Common Stock at fair market value.

It is the Committee's view that the total compensation package for the Chairman and Chief Executive Officer for FY 1997 was based on an appropriate balance of the Corporation's performance, his own performance and competitive practice.

                                          The Compensation Committee

                                          John M. Pietruski, Chairman
                                          Tully M. Friedman
                                          Carl E. Reichardt
                                          Jane E. Shaw

STOCK PRICE PERFORMANCE GRAPHS

The following graphs compare the cumulative total stockholder return on the Corporation's Common Stock for the periods indicated with the Standard & Poor's 500 Stock Index and the Value Line Health Care Sector Index (comprised of seventy-four companies in the health care industry, including the Corporation). The stock price performance depicted in the performance graphs is not necessarily indicative of future price performance.

                       FIVE YEAR CUMULATIVE TOTAL RETURN*
LOGO

                         1992        1993        1994        1995        1996        1997
                    -----------------------------------------------------------------------
   McKesson             $100.00     $143.04     $196.22     $481.53     $624.17     $794.68
 ------------------------------------------------------------------------------------------
   S&P 500 Index        $100.00     $115.41     $117.41     $135.72     $179.34     $214.88
 ------------------------------------------------------------------------------------------
   S&P 400 Index        $100.00     $116.17     $119.75     $130.07     $166.68     $191.49
 ------------------------------------------------------------------------------------------
   Value Line Health    $100.00     $ 83.81     $ 81.27     $111.99     $160.47     $196.91
   Care Sector


 * Assumes $100 invested in McKesson Common Stock and in each index on March 31, 1992, and that all dividends are reinvested. Prior to the PCS Transaction, Old McKesson was included in the S&P 500 Index. Since November 21, 1994, the date New McKesson commenced operations, the Corporation has been included in the S&P 400 Midcap Index.

                CUMULATIVE TOTAL RETURN SINCE NOVEMBER 21, 1994*
LOGO

                          11/21/94        3/31/95        3/31/96        3/31/97
                    -----------------------------------------------------------
   McKesson               $100.00         $134.69        $174.59        $222.29
 ------------------------------------------------------------------------------
   S&P 500 Index          $100.00         $111.35        $147.15        $176.49
 ------------------------------------------------------------------------------
   S&P 400 Index          $100.00         $109.37        $140.16        $161.01
 ------------------------------------------------------------------------------
   Value Line Health      $100.00         $112.85        $161.70        $198.42
   Care Sector


 * Assumes $100 invested in McKesson Common Stock and in each index on November 21, 1994, on which date New McKesson commenced operations, and that all dividends are reinvested. Prior to the PCS Transaction, Old McKesson was included in the S&P 500 Index. Since November 21, 1994, the Corporation has been included in the S&P 400 Midcap Index.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation for services in all capacities to the Corporation and its subsidiaries (including compensation for services rendered previously to Old McKesson and its subsidiaries) for the three fiscal years ended March 31, 1995, 1996 and 1997, of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation in FY 1997.

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                               -----------------------------    --------------------------------
                                                                       AWARDS           PAYOUTS
                                                                ----------------------- --------
                                                      OTHER                  SECURITIES
                                                     ANNUAL     RESTRICTED   UNDERLYING          ALL OTHER
                                                     COMPEN-      STOCK       OPTIONS/    LTIP    COMPEN-
   NAME AND PRINCIPAL                                SATION      AWARD(S)       SARS    PAYOUTS   SATION
        POSITION          YEAR SALARY ($) BONUS ($)  ($)(1)       ($)(2)        (#)       ($)     ($)(3)
   ------------------     ---- ---------- ---------- -------    ----------   ---------- -------- ---------
Alan Seelenfreund(4)      1997  $655,000  $1,050,000      --          --      100,000   $301,300 $147,701
Chairman and Chief        1996   655,000     500,000      --          --       55,000    250,000  132,164
Executive Officer         1995   625,000   1,100,000      --          --       55,000    180,000  140,991
Mark A. Pulido(4)         1997   437,500     700,000 333,654(5)  910,000(2)   360,000    196,500   27,450
President and Chief
Operating Officer
John H. Hammergren(4)     1997   350,000     295,000 478,739(5)       --       42,000     22,925    9,148
Vice President and        1996    58,333             277,000     980,000       40,000         --      428
President, McKesson
Health Systems
Richard H. Hawkins(4)     1997   256,250     275,000      --          --       42,000     41,134   37,774
Vice President and Chief  1996   208,333     125,000      --          --       10,000     39,250   22,023
Financial Officer         1995   165,000     175,000      --          --       10,000     31,400   29,882
David L. Mahoney          1997   306,250     195,000      --          --       42,000     58,950   31,186
Vice President and        1996   265,000     125,000      --          --       15,000     52,500   29,312
President, Pharmaceuti-   1995   250,000     337,500      --          --       15,000     42,000   45,258
cal
and Retail Services

--------
(1) Except as noted in the footnotes below, the dollar value of perquisites and other personal benefits for each named executive officer during FY 1997 was less than established reporting thresholds.

(2) Mr. Pulido received a restricted stock award of 20,000 shares valued at $45.50 per share upon joining the Corporation on May 15, 1996. Restrictions on 50% of these shares lapse four years after the date of the award and, on the remaining 50%, five years after the date of the award if he is still employed by the Corporation at the end of the respective restriction periods. The number and value of the aggregate restricted stock holdings of the named executive officers on March 31, 1997 (based on the closing market value stock price of $64.00) were as follows: Mr. Seelenfreund, 0 and $0; Mr. Pulido, 20,000 and $1,280,000; Mr. Hammergren, 20,000 and $1,280,000;
    Mr. Hawkins, 0 and $0; and Mr. Mahoney, 0 and $0. The restrictions imposed on the restricted stock award made to Mr. Hammergren lapse four years after the date of the award if he is still employed by the Corporation at the end of the restriction period. The number and value of the aggregate Restricted Incentive Stock ("RIS") holdings of the named executive officers on March 31, 1997 (based upon the closing market value stock price of $64.00) were as follows: Mr. Seelenfreund, 22,586 and $1,445,504; and each of the other named executive officers, 0 and $0. Under the provisions of Old McKesson's 1988 Restricted Stock Plan, RIS Grants were awarded to certain designated key executives with respect to nonqualified options granted under Old McKesson's 1978 Stock Option Plan in order to encourage such persons to hold shares of stock following exercise of nonqualified options. RIS grants were awarded on the basis of one share of Common Stock for every ten option shares. The restrictions imposed on RIS grant shares lapse on the third anniversary of the option exercise date provided the related option shares have not been sold or otherwise disposed of prior to such third anniversary. If they have been so disposed of, then all rights to the RIS grant shares immediately terminate. Dividends are paid on the restricted stock and RIS grant shares at the same rate and at the same time as on the Common Stock.

(3) For FY 1997, includes the aggregate value of (i) the Corporation's stock contributions under the PSIP, a plan designed to qualify as an employee stock ownership plan under the Internal Revenue Code, allocated to the accounts of the named executive officers, as follows: Mr. Seelenfreund, $14,420; Mr. Pulido, $11,925; Mr. Hammergren, $7,063; Mr. Hawkins, $17,638;
    and Mr. Mahoney, $15,283; (ii) employer matching contributions under the Supplemental PSIP, an unfunded, nonqualified plan established because of limitations on annual contributions to the PSIP contained in the Code, as follows: Mr. Seelenfreund, $48,447; Mr. Pulido, $15,525; Mr. Hammergren, $0; Mr. Hawkins, $9,869 and Mr. Mahoney, $13,005; and (iii) above-market interest accrued on deferred compensation for the following executive officers: Mr. Seelenfreund, $84,834; Mr. Pulido, $0; Mr. Hammergren, $2,086; Mr. Hawkins, $10,267; and Mr. Mahoney, $2,898.
(4) From April 1, 1997, Mr. Seelenfreund has served as Chairman of the Board of Directors of the Corporation and Mr. Pulido, who joined the Corporation in May 1996, has served as Chief Executive Officer and President. Mr. Hammergren became an executive officer when he joined the Corporation in January 1996; and Mr. Hawkins was named Chief Financial Officer in September 1996.
(5) Other annual compensation for FY 1997 includes: (i) for Mr. Pulido, $204,732 representing reimbursement for temporary housing and relocation expenses, and $98,274 to mitigate potential additional taxes payable by Mr. Pulido for relocation expenses; and (ii) for Mr. Hammergren, $171,447 representing reimbursement for housing relocation expenses, $83,577 to mitigate potential additional taxes payable by Mr. Hammergren for relocation expenses, $154,500 to compensate Mr. Hammergren for benefits lost as a result of leaving his former employer to join the Corporation and an annual housing assistance payment of $50,000, which amount is equal to 1/10th of the original principal amount of the housing loan made to Mr. Hammergren and discussed under "Indebtedness of Executive Officers" on page 22.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS(1)                GRANT DATE VALUE
                         ------------------------------------------------- ----------------
                           NUMBER OF    % OF TOTAL
                          SECURITIES     OPTIONS
                          UNDERLYING    GRANTED TO  EXERCISE OR               GRANT DATE
                            OPTIONS    EMPLOYEES IN BASE PRICE  EXPIRATION     PRESENT
          NAME           GRANTED(#)(1) FISCAL YEAR   ($/SH)(2)     DATE        VALUE(3)
          ----           ------------- ------------ ----------- ---------- ----------------
Alan Seelenfreund.......    100,000        5.83       $55.75     1/29/07      $1,150,445
Mark A. Pulido..........    200,000       11.65        45.50     5/15/06       2,231,185
                            160,000        9.32        55.75     1/29/07       2,600,184
John H. Hammergren......     42,000        2.45        55.75     1/29/07         682,548
Richard H. Hawkins......     42,000        2.45        55.75     1/29/07         682,548
David L. Mahoney........     42,000        2.45        55.75     1/29/07         682,548

--------
(1) The options granted to Mr. Seelenfreund become exercisable in two equal annual installments on the first and second anniversaries of the grant date; Mr. Pulido's grant of 200,000 shares at the time he joined the Corporation becomes exercisable in installments of 25% per year on each of the first through fourth anniversaries of the grant date; all other grants become exercisable in installments of 50% on the third anniversary, and 25% on each of the fourth and fifth anniversaries of the grant date. No options were granted with SARs and no freestanding SARs have ever been granted. Upon the occurrence of a change in control of the Corporation (as defined in the 1994 Plan) all options granted by the Corporation become immediately exercisable.
(2) All options were granted at 100% fair market value. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Corporation withhold shares otherwise issuable under the option with a fair market value equal to such obligations.
(3) In accordance with Securities and Exchange Commission rules, a Black-Scholes option pricing model was chosen to estimate the grant date present value for the options set forth in this table. The assumptions used in calculating the reported value included: an option term of five years; stock volatility, 25.6%; risk-free interest rate, 6.2%; and dividend yield of 1.5%. The Corporation does not believe that the Black-Scholes model, or any other model can accurately determine the value of an option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Corporation's stock price.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES


                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                    OPTIONS/SARS AT        IN THE MONEY OPTIONS/
                          ACQUIRED     VALUE       MARCH 31, 1997 (#)     SARS AT MARCH 31, 1997(2)
                         ON EXERCISE  REALIZED  ------------------------- -------------------------
          NAME               (#)       ($)(1)   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ---------- ----------- ------------- ----------- -------------
Alan Seelenfreund.......   100,000   $5,386,163   420,812      202,717    $20,097,599  $3,807,658
Mark A. Pulido..........         0            0         0      360,000              0   5,020,000
John H. Hammergren......         0            0    10,000       72,000        140,000     766,500
Richard H. Hawkins......         0            0    83,291       58,745      4,122,143     797,416
David L. Mahoney........         0            0   142,375       86,225      6,722,940   1,927,232

--------
(1) Fair market value of securities underlying options or SARs on the date of exercise minus the exercise price.
(2) Calculated based upon the fair market value share price of $64.00 on March 31, 1997, less the share price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value.

            LONG-TERM INCENTIVE PLAN AWARDS IN THE LAST FISCAL YEAR

                                                ESTIMATED FUTURE PAYOUTS UNDER
                                PERFORMANCE OR  NON-STOCK PRICE-BASED PLANS(1)
                                 OTHER PERIOD   --------------------------------
                               UNTIL MATURATION THRESHOLD   TARGET     MAXIMUM
               NAME               OR PAYOUT        ($)        ($)        ($)
               ----            ---------------- --------------------- ----------
     Alan Seelenfreund........    Four years     $  87,770 $  262,000 $  393,000
     Mark A. Pulido...........    Four years        50,250    150,000    225,000
     John H. Hammergren.......    Four years        23,450     70,000    105,000
     Richard H. Hawkins.......    Four years        15,410     46,000     69,000
     David L. Mahoney.........    Four years        18,760     56,000     84,000

--------
(1) The table above represents potential payouts of cash awards, if earned, upon completion of the four-year incentive period ending March 31, 2000. These awards are currently tied to after-tax growth in annual earnings per share (EPS) and return on average stockholder equity (ROE). These two measures of financial performance currently in use are weighted equally. Target amounts will be earned for the EPS objective if 100% of the EPS growth target is achieved; threshold amounts are earned at 50% of target, and maximum amounts at 130% of target. Additionally, target amounts will be earned for the ROE objective if 100% of the ROE growth target is achieved; threshold amounts are earned at 84% of target, and maximum amounts at 116% of target. Awards, if earned, will be paid in cash at the end of the performance cycle.

EMPLOYMENT AGREEMENTS

Effective March 28, 1997, in anticipation of Mr. Seelenfreund's planned retirement, the Corporation and Mr. Seelenfreund entered into an agreement (the "Agreement") pursuant to which Mr. Seelenfreund will retire as an executive officer and employee of the Corporation on July 31, 1997, but continue to serve the Corporation in the capacity of non-executive Chairman of the Board until July 31, 1998, unless the term of the Agreement is extended by mutual agreement of the parties thereto. During the term of the Agreement, Mr. Seelenfreund will render consulting and advisory services and perform such special assignments as may be requested from time to time by the Board of Directors or the Chief Executive Officer of the Corporation. In consideration for such services, Mr. Seelenfreund will be paid an annual retainer of $250,000 and will be considered for an additional payment at the end of FY 1998 which will be calculated on the same basis as if he had continued to participate in the Corporation's MIP, with a target bonus of sixty (60) percent of his annual retainer. He will also be reimbursed for reasonable and documented travel and other expenses incurred in performing services for the Corporation and will be furnished with office space, secretarial support, an automobile and driver and membership in various luncheon clubs. So long as he is receiving payments pursuant to this Agreement, Mr. Seelenfreund will not receive a retainer or fees for his service as a non-employee director of the Corporation. (See "Pension Benefits" on page 21 for a description of the benefits Mr. Seelenfreund will receive when he retires on July 31, 1997.)

Effective January 30, 1996, the Corporation entered into a three-year employment agreement with Mr. Hammergren covering the terms and conditions of his employment as Vice President of the Corporation and President of McKesson Health Systems. The agreement provides for an annual base salary of at least $350,000, plus such incentive compensation, if any, as may be voted to Mr. Hammergren yearly by the Compensation Committee of the Board; a one-time employment bonus of $225,000; a monthly car allowance of $1,000; initial grants of 40,000 stock options and 20,000 shares of restricted stock under the Corporation's 1994 Plan; cash target awards under the Corporation's LTIP of $17,500 for FY 1997, $35,000 for FY 1998, $52,500 for FY 1999 and $70,000 for
FY 2000, subject to achievement by the Corporation of the financial targets specified for each performance period; an annual housing assistance payment by the Corporation of $50,000, which amount is equal to 1/10th of the original principal amount of the housing loan made to Mr. Hammergren and discussed under "Indebtedness of Executive Officers" on page 22; and, other benefits of employment generally available to other members of senior management when and as he becomes eligible therefor. If Mr. Hammergren should become disabled during the term of the agreement, the Corporation will continue to pay his then current salary for a period of up to twelve (12) months. In the event of death, his salary will continue to be paid to his surviving spouse or designee (as the case may be) through the six-month period following the end of the calendar month in which death occurs. If the Corporation terminates Mr. Hammergren's employment during the term of his agreement other than for cause, he will be entitled to receive (i) continued payment of his then base salary for the remainder of the term of the agreement (reduced by any compensation received from a subsequent employer during the term); (ii) be considered for a prorata bonus award under the Corporation's MIP for the year in which termination occurs; (iii) continued coverage under the Executive Medical Plan until the earlier of expiration of the agreement or the effective date of coverage under a subsequent employer's plan; and (iv) continued accrual and vesting of rights, benefits and existing awards for the remainder of the term of the agreement for purposes of the Executive Benefit Retirement Plan, Executive Survivor Benefits Plan and the 1994 Stock Option and Restricted Stock Plan.

Effective May 20, 1996, the Corporation entered into a three-year employment agreement with Mr. Pulido covering the terms and conditions of his employment as President and Chief Operating Officer of the Corporation. The agreement provides for an annual base salary of at least $500,000 per annum, plus such incentive compensation, if any, as may be voted to him yearly by the Board; a monthly car allowance of $1,000; initial grants of 200,000 stock options and 20,000 shares of restricted stock under the Corporation's 1994 Plan; a cash target award of 30% of base salary under the Corporation's LTIP for the incentive period ended March 31, 1997, subject to achievement by the Corporation of the financial targets specified for such performance period; a target award of 60% of base salary under the Corporation's MIP; and, other benefits of employment generally available to other members of senior management when and as he becomes eligible therefor. If Mr. Pulido should become disabled during the term of the agreement, the Corporation will continue to pay his then current salary for a period of up to twelve (12) months. In the event of death, his salary will continue to be paid to his surviving spouse or designee (as the case may be) through the six-month period following the end of the calendar month in which death occurs. If the Corporation terminates Mr. Pulido's employment during the term of his agreement other than for cause, he will be entitled to (i) receive continued payment of his then base salary for the remainder of the term of the agreement (reduced by any compensation received from a subsequent employer during the term); (ii) be considered for a bonus award under the Corporation's MIP for the year in which termination occurs; (iii) receive a continued monthly automobile allowance and coverage under the Executive Medical Plan until the earlier of expiration of the agreement or the effective date of coverage under a subsequent employer's plan;
(iv) continued accrual and vesting of rights, benefits and existing awards for the remainder of the term of the agreement for purposes of the Executive Benefit Retirement Plan, Executive Survivor Benefits Plan and the 1994 Plan and
(v) awards under the LTIP for all performance periods then in effect for the remainder of the term of the agreement.

EXECUTIVE SEVERANCE POLICY AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Corporation has implemented an Executive Severance Policy (the "Policy"), which applies in the event an executive officer is terminated by the Corporation for reasons other than for cause at any time other than within two years following a change in control (as defined in the Policy) of the Corporation. The benefit payable to executive officers under the Policy is equal to 12 months' base salary plus one month's pay per year of service, up to a maximum of 24 months. Such benefits would be reduced or eliminated by any income the executive officer receives from subsequent employers during the severance payment period and discontinued in the event the executive officer is employed by a competitor. Executive officers who are age 55 or older and have 15 or more years of service with the Corporation at the time of such involuntary termination are granted "approved retirement" for purposes of the Corporation's 1984 Executive Benefit Retirement Plan (the "EBRP") and the 1988 Executive Survivor Benefits Plan. The Policy also provides that, upon such involuntary termination, awards under the LTIP are pro-rated for all cycles then in progress. In addition, vesting of stock options and lapse of restrictions on restricted stock awards will cease as of the date of termination, and no severance benefits will be paid beyond age 62.

The Corporation has entered into termination agreements with 13 executive officers, including Messrs. Pulido, Hammergren, Hawkins and Mahoney. Pursuant to the Agreement with Mr. Seelenfreund described above, his termination agreement will be of no further force or effect after July 31, 1997. The agreements operate independently of the Policy, continue through December 31 of each year, and are automatically extended in one-year increments until terminated by the Compensation Committee (or by the Board of Directors in the case of Mr. Pulido's agreement). The agreements are automatically extended for a period of two years following any change in control.

The agreements provide for the payment of certain severance and other benefits to executive officers whose employment is terminated within two years of a change in control of the Corporation. Specifically, if following a change in control, the executive officer is terminated by the Corporation for any reason, other than for "Cause" (as defined in the agreements), or if such executive officer terminates his or her employment for "Good Reason" (as that term is defined in the agreements), then the Corporation will pay to the executive officer, as severance pay in cash, an amount equal to 2.99 times his or her "base amount" (as that term is defined in Section 280G of the Code) less any amount which constitutes a "parachute payment" (as defined in Section 280G). The Corporation will also continue the executive officer's coverage in the health and welfare benefit plans in which he or she was a participant as of the date of termination of employment, and the executive officer will continue to accrue benefits under the EBRP, in both such cases for the period of time with respect to which the executive officer would be entitled to payments under the Policy described above if the executive officer's termination of employment had been covered by such Policy. In addition, if the executive officer is age 55 or older and has 15 or more years of service (as determined under such plan on the date of executive's termination of employment), then such termination will automatically be deemed to be an "approved retirement" under the terms of the EBRP. The amount of severance benefits paid shall be no higher than the amount that is not subject to disallowance of deduction under Section 280G of the Internal Revenue Code.

For purposes of the termination agreements and as used elsewhere in this proxy statement, a "change in control" is generally deemed to occur if: (i) any "person" (as defined in the Securities Exchange Act of 1934, as amended) other than the Corporation or any of its subsidiaries or a trustee or any fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, acquires securities representing 30% or more of the combined voting power of the Corporation's then outstanding securities; (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the

Corporation outstanding immediately prior thereto continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or
(b) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or (iv) the stockholders approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of its assets.

PENSION BENEFITS

The table below illustrates the estimated combined annual benefits payable upon retirement at age 62 under the Corporation's qualified retirement plans and the supplemental EBRP in the specified compensation and years-of-service classifications. The benefits are computed as single life annuity amounts.

                                     YEARS OF SERVICE
                 --------------------------------------------------------------------
 FIVE YEAR
  AVERAGE
COMPENSATION        15             20             25             30             35
------------     --------       --------       --------       --------       --------
 $  200,000      $ 93,100       $110,800       $120,000       $120,000       $120,000
 $  400,000       186,200        221,600        240,000        240,000        240,000
 $  600,000       279,300        332,400        360,000        360,000        360,000
 $  800,000       372,400        443,200        480,000        480,000        480,000
 $1,000,000       465,500        554,000        600,000        600,000        600,000
 $1,200,000       558,600        664,800        720,000        720,000        720,000
 $1,400,000       651,700        775,600        840,000        840,000        840,000

The compensation covered under the plans whose benefits are summarized in the above table includes the base salary and annual bonus amounts reported in the Summary Compensation Table.

The estimated years of service for purposes of the EBRP at March 31, 1997 for each of the executive officers named in the Summary Compensation Table are as follows: Mr. Seelenfreund, 22; Mr. Pulido, 0; Mr. Hammergren, 1; Mr. Hawkins, 13; and Mr. Mahoney, 6.

The benefit under the EBRP is a percentage of final average pay based on years of service or is determined by the Board of Directors. The maximum benefit is 60% of final average pay. The total paid under the EBRP is not reduced by Social Security benefits but is reduced by those benefits payable on a single life basis under the Corporation's qualified retirement plan and the annuitized value of the Retirement Share Plan allocations of Common Stock made to the PSIP assuming 12% growth in the value of the stock. In connection with his planned retirement on July 31, 1997 as an employee of the Corporation, and as provided in the EBRP, Mr. Seelenfreund has elected to receive a lump sum payment of his retirement benefit in lieu of a life annuity. The lump sum value of such benefit is estimated to be approximately $10.4 million.

CERTAIN TRANSACTIONS

The Corporation and its subsidiaries also have transactions in the ordinary course of business with unaffiliated corporations of which certain of the Corporation's non-employee directors are directors and/or executive officers. The Corporation does not consider the amounts involved in such transactions to be material in relation to the businesses of such other corporations or the interests of the directors involved. The Corporation anticipates that similar transactions will occur in FY 1997.

INDEBTEDNESS OF EXECUTIVE OFFICERS

Under the SPP, which plan was assumed by the Corporation from Old McKesson upon consummation of the PCS Transaction, loans bearing interest at the rate of from 6.1% to 8% per annum have been made to key employees of the Corporation and its business units for the purchase of shares of the Corporation's Common Stock at 100% of the fair market value on the date of purchase. On January 29, 1997, full recourse, interest bearing loans, having a term of five years, were made to each of the executive officers named in the Summary Compensation Table, other than to Mr. Seelenfreund, and to six other executive officers to purchase an aggregate of 130,000 shares of the Corporation's Common Stock at a price of $55.75 per share under the SPP. Interest at 6.1% per annum is payable prior to maturity to the extent of dividends or other distributions paid in cash on the shares purchased, with the balance due at the maturity of the loan. The loans are secured by a pledge of the shares of Common Stock acquired under the SPP.

The table below shows as to each director or executive officer who was indebted to the Corporation in an amount exceeding $60,000 at any time during the period April 1, 1996 through May 15, 1997, (i) the largest aggregate amount of indebtedness outstanding during such period, and (ii) the amount of indebtedness outstanding at May 15, 1997. All indebtedness shown in the case of Messrs. Dalby, Hawkins, Mahoney, Meyerson, Norris and Pulido resulted from loans previously outstanding or those made on January 29, 1997 under the SPP. The indebtedness shown for Messrs. Armstrong, Hammergren, Majeske and Villani also includes balances owed on secured loans in the original principal amounts of $95,000, $500,000, $500,000 and $100,000, respectively, given to assist those named executives with housing relocation from other areas upon joining the Corporation (see footnote (5) to the Summary Compensation Table on page 16 for further information regarding the housing loan made to Mr. Hammergren.) Such housing loans are without interest so long as the individuals remain in the employ of the Corporation or are under an employment contract and thereafter at a market rate. Mr. Majeske's loan provides for an annual housing assistance payment by the Corporation of $50,000, which amount is equal to 1/10th of the original principal amount of his loan. Under the provisions of Mr. Villani's loan, the Corporation agreed to reduce the $100,000 principal amount of the loan each June 30 (the "Anniversary Date") beginning June 30, 1993, by $20,000 so long as he remains a full-time active employee of the Corporation on the Anniversary Date of the loan.

                                                         LARGEST     AMOUNT OF
                                                        AGGREGATE   INDEBTEDNESS
                                                        AMOUNT OF        AT
                                                       INDEBTEDNESS MAY 15, 1997
                                                       ------------ ------------
       William A. Armstrong...........................  $  660,097   $  660,097
       Michael T. Dalby...............................     623,553      623,553
       John H. Hammergren.............................   1,065,097    1,065,097
       Richard H. Hawkins.............................     667,161      667,161
       David L. Mahoney...............................     652,115      646,840
       Mark T. Majeske................................   1,065,097    1,065,097
       Ivan D. Meyerson...............................     565,097      565,097
       Charles A. Norris..............................     566,180      565,097
       Mark A. Pulido.................................   4,322,138    4,295,224
       Carmine J. Villani.............................     605,097      585,097

PROPOSAL TO APPROVE THE 1997 NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION AND DEFERRAL PLAN (PROXY ITEM NO. 2)

General

The Board of Directors of the Corporation adopted the McKesson Corporation 1997 Non-Employee Directors' Equity Compensation and Deferral Plan (the "1997 Directors' Plan") on January 29, 1997, subject to stockholder approval. The 1997 Directors' Plan is intended to replace the McKesson Corporation Retirement Program for Non-Employee Directors (the "Retirement Program") and is in lieu of participation by non-employee directors in the McKesson Corporation 1994 Stock Option and Restricted Stock Plan (the "1994 Plan").

The Board of Directors believes that the 1997 Plan will be of substantial value in enabling the Corporation to attract and retain qualified individuals not employed by the Corporation or its subsidiaries to serve on the Board of Directors and to further align the interests of such non-employee directors with those of the stockholders of the Corporation.

Participation in the 1997 Plan is limited to members of the Board of Directors who are not employees of the Corporation or any of its subsidiaries. The effective date of the 1997 Plan will be January 1, 1997, subject to the approval of the Plan by the stockholders of the Corporation.

The summary of the 1997 Plan which follows is qualified in its entirety by reference to provisions of the 1997 Plan, the full text of which is included as Exhibit A to this Proxy Statement.

Description of the Plan

The 1997 Plan authorizes 250,000 shares of Common Stock to be issued pursuant to its provisions. Awards of stock options and Restricted Stock Units under the 1997 Plan will be subject to an appropriate adjustment in the event of an action which may otherwise cause dilution or enlargement of the rights of the non-employee directors.

Plan Administration. The 1997 Plan is administered by the Committee on Directors and Corporate Governance of the Board of Directors of the Corporation (the "Committee"). The Committee has the full power to construe and interpret the 1997 Plan and to establish, amend or rescind rules and regulations for its administration.

Restricted Stock Units. On the date of each annual meeting, each non-employee director shall receive a grant of 400 Restricted Stock Units ("RSUs"). Each calendar year, each non-employee director shall also receive 50 percent of the annual retainer fee (and, at the election of the director, up to 100 percent of the annual retainer fee, meeting fees and committee chairman retainer) in RSUs instead of cash. The number of RSUs granted to a participant in respect of such grant shall equal the applicable amount of the annual retainer, meeting fees and committee chair retainer, divided by the fair market value of a share of Common Stock as of the last trading day of the calendar quarter immediately preceding the date such amounts would otherwise be payable. For purposes of the 1997 Directors' Plan, the term "fair market value" means the composite closing price of the Common Stock on the applicable date as reported in The Wall Street Journal.

Non-employee directors who accrued rights under the Retirement Program shall also receive a one-time transitional grant of RSUs if the director agrees in writing to the termination of the director's right to receive accrued benefits under the Retirement Program. The number of transition RSUs granted to a non-employee director shall equal the participant's accrued benefit under the Retirement Program as of December 31, 1996, divided by the fair market value of a share of Common Stock as of December 31, 1996.

Non-employee directors holding RSUs will be credited with a number of additional RSUs equal to any dividends and other distributions paid by the Corporation on an equivalent number of shares of Common Stock, as of the date such dividends or distributions are paid. Such additional RSUs shall be treated as any other RSUs issued under the 1997 Directors' Plan.

Each non-employee director issued RSUs may elect to have his or her award distributed in a single allotment or in substantially equal annual installments over a period not to exceed ten (10) years. Each participant awarded RSUs will receive, at the participant's election, one share of Common Stock for each RSU awarded or a cash payment equal to the fair market value of one share of Common Stock for each RSU awarded. All such distributions shall commence as soon as practicable after the first business day of January of the calendar year following the year in which the participant ceases to be a director.

Stock Options. Each non-employee director who is elected to the Corporation's Board for the first time on or after January 1, 1997, shall receive, on the date of the annual meeting of stockholders next following or concurrent with such election, an option to purchase 5,000 shares of Common Stock. This option is immediately exercisable in full but generally will expire in five equal annual installments on each anniversary of the date of grant. On the date of each annual meeting, each non-employee director who continues to serve as such and who was first elected to the Board prior to January 1, 1997, will receive an option to purchase 1,500 shares of Common Stock. Such option is immediately exercisable in full and has a term of five years. The Committee may, in its sole discretion, grant additional options to purchase Common Stock to participants.

All options granted to non-employee directors under the 1997 Directors' Plan are nonqualified options. The per share price to be paid by the non-employee director at the time an option is exercised shall be the fair market value of the Common Stock covered by the option on the date of grant. Payment of the exercise price shall be made in cash unless the Committee, in its sole discretion, permits the option holder to pay the option price by such other method that the Committee may deem appropriate.

Amendment and Termination. The Board of Directors may at any time amend or terminate the 1997 Plan, but such action shall not adversely affect the rights of any participant. Unless sooner terminated, the 1997 Plan shall remain in effect until December 31, 2006.

Change in Control. The 1997 Plan provides that, upon the occurrence of a change in control of the Corporation (as defined in the 1997 Plan), outstanding options shall become immediately exercisable and Common Stock to be issued in respect of all RSUs shall be immediately distributed.

Federal Tax Consequences

Neither the optionee nor the Corporation will incur any federal tax consequences as a result of the grant of a nonqualified stock option. Upon exercise, the optionee must generally recognize ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise; the Corporation generally is entitled to a deduction for the same amount for federal income tax purposes. Generally, any profit or loss on the subsequent disposition of such shares will be short-term or long-term capital gain or loss, depending upon the holding period for the shares.

Recipients of RSUs will not recognize any income for federal income tax purposes until they receive payment. The Corporation will not be entitled to any deduction at the time RSUs are granted or credited to the accounts of recipients, but upon receipt of benefits by the recipient, the Corporation will be entitled to a deduction and the recipient will be subject to ordinary income taxes on the amount received.

New Plan Benefits

If the 1997 Plan is approved by the stockholders of the Corporation, the non-employee directors will receive an aggregate of 2,800 RSUs on July 30, 1997, representing the annual grant of 400 RSUs (based on the assumption that all three of the non-employee directors who are candidates for election are elected at the annual meeting and the other four non-employee directors continue in office); an aggregate of up to 4,147 RSUs during the current fiscal year, representing annual retainer fees, meeting fees and committee chairman retainer fees expected to be paid during the current fiscal year, based on the amount of such fees currently in effect, and assuming deferral of all such fees into RSUs; an aggregate of 6,042 RSUs, representing the one-time transitional grant of RSUs to non-employee directors who relinquished their vested rights in the Retirement Program; and an aggregate of approximately 176 RSUs representing dividends during the current fiscal year with respect to the RSUs described above, and calculated on the assumption that the Corporation continues to pay dividends during the current fiscal year at the same annual dividend rate in effect for the fiscal year ended March 31, 1997.

Such RSUs have an aggregate value of $982,438, based on the closing market price of the Corporation's Common Stock on the New York Stock Exchange composite tape on June 2, 1997 of $74.625 per share.

If all three of the non-employee directors who are candidates for election are elected, and the other four non-employee directors continue in office, options for an aggregate of 14,000 shares of Common Stock will be granted on July 30, 1997.

Vote Required

Approval of the 1997 Directors' Plan will require the affirmative vote of the holders of a majority of the Corporation's Common Stock present in person or by proxy and entitled to vote at the meeting. If the 1997 Directors' Plan is not approved, all RSUs accrued to date thereunder will be cancelled, the Retirement Program will be reinstated, the entire annual retainer fee will be paid in cash (or deferred at the director's election under the provisions of DCAP II) and the non-employee directors will continue to participate in the 1994 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 DIRECTORS'
PLAN.

PROPOSAL TO AMEND THE 1973 STOCK PURCHASE PLAN (PROXY ITEM NO. 3)

On January 29, 1997 and March 26, 1997, respectively, the Board of Directors, subject to approval of the Corporation's stockholders, amended and restated the McKesson Corporation 1973 Stock Purchase Plan (the "SPP"). The SPP was originally approved by the stockholders of Old McKesson in 1973, amended with stockholder approval in 1974 to add 400,000 additional shares to the SPP, and was assumed by the Corporation at the time of the PCS Transaction in November 1994. The SPP provides for the grant of rights to designated key employees to purchase shares of Common Stock at a price equal to the closing price on the New York Stock Exchange on the date the right is exercised.

The SPP amendments being submitted for stockholder approval at the 1997 Annual Meeting (the "SPP Amendments") were prepared primarily to make available for purchase under the SPP an additional 450,000 shares of Common Stock and to make other changes appropriate to facilitate the administration of grants of rights under the SPP.

Set forth below is a summary of certain important features of the SPP Amendments, which summary is qualified in its entirety by reference to the full text of the SPP, as amended and restated, which is included as Exhibit B to this Proxy Statement. The SPP Amendments are shown in italics in the Plan document.

Administration

The SPP is administered by a committee (the "Committee") consisting of not less than two directors of the Corporation appointed by the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. No member of the Committee is eligible to receive benefits under the SPP.

Stock Subject to the Plan

Of the 450,000 additional shares of Common Stock authorized for issuance under the SPP on January 29, 1997, and the 55,100 shares remaining available under the SPP as of that date, 365,100 shares remained available for the future grant of rights under the SPP at June 2, 1997.

Right Terms and Conditions

The term of each right shall continue to be for a period not in excess of thirty days as the Committee may determine. Purchases will be evidenced by a written Stock Purchase Agreement which may provide for the payment of the purchase price (i) in cash; (ii) entirely by a promissory note payable on such repayment schedule as the Committee may determine; or (iii) by any combination of cash and promissory note. The Stock Purchase Agreement may contain such other terms, provisions, and conditions as determined by the Committee. Stock purchased by an employee under the SPP will be pledged to the Corporation as collateral for the purchase loan upon terms and conditions set forth in the Stock Purchase Agreement.

Amendment and Termination

The Board of Directors may at any time suspend or terminate the SPP. The Board of Directors may amend the SPP from time to time in such respects as it may deem advisable. (Previously, the SPP provided that the Board could not amend the SPP to increase the maximum number of shares subject to the SPP. The SPP Amendments delete this limitation.)

Change in Control

In the event of the occurrence of a change in control of the Corporation, the shares being held as collateral against outstanding SPP loans will be released from all transfer and pledge restrictions and the remaining balances due under the promissory notes will become due and payable within a limited period of time following the change in control.

New Benefits

On January 29, 1997, pursuant to the terms of the SPP, the Corporation sold Common Stock to certain senior executives in the following amounts:

                                                                         DOLLAR
                                                              NUMBER  VALUE ON
                                                                OF    DATE OF
                                NAME                          SHARES  PURCHASE
                                ----                          ------ ----------
       Mark A. Pulido........................................ 40,000 $2,230,000
       John H. Hammergren.................................... 10,000    557,500
       Richard H.Hawkins..................................... 10,000    557,500
       David L. Mahoney...................................... 10,000    557,500
       Executive Officer Group (6 persons, excluding those
        named above)......................................... 60,000  3,345,000
       Non-Executive Officer Group (1 person)................ 10,000    557,500

Each sale was for an initial payment of $.01 per share plus delivery of a full recourse promissory note bearing interest at an annual rate of 6.1% and payable in full on January 29, 2002, subject to the terms of the Plan and a stock purchase agreement entered into between the Corporation and the purchaser. No opportunity to purchase Common Stock under the Plan was offered to Mr. Seelenfreund, in view of his planned retirement as an executive officer and an employee of the Corporation on July 31, 1997.

Vote Required

Approval of the SPP Amendments will require the affirmative vote of the holders of a majority of shares of the Corporation's Common Stock, present in person or by proxy and entitled to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE SPP AMENDMENTS.

PROPOSAL TO AMEND THE 1981 LONG-TERM INCENTIVE PLAN (PROXY ITEM NO. 4)

On January 29, 1997, the Board of Directors, subject to approval of the Corporation's stockholders, amended and restated the McKesson Corporation 1981 Long-Term Incentive Plan (the "LTIP"). The LTIP was originally approved by the stockholders of Old McKesson in 1981, and was assumed by the Corporation at the time of the PCS Transaction in November 1994. The purpose of the LTIP is to advance and promote the interests of the stockholders of the Corporation by attracting and retaining employees who strive for excellence, and to motivate those employees to set and achieve above-average financial objectives by providing competitive compensation for those who contribute most to the operating progress and earning power of the Corporation, its subsidiaries and affiliates.

The LTIP amendments (the "LTIP Amendments") were prepared primarily to permit awards under the LTIP to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") if the Committee that administers the LTIP determines that such exemption is appropriate and to make other changes necessary to facilitate the administration of awards under the LTIP.

Set forth below is a summary of certain important features of the LTIP Amendments, which summary is qualified in its entirety by reference to the full text of the LTIP, as amended and restated, which is included as Exhibit C to this Proxy Statement. The LTIP Amendments are shown in italics in the Plan document.

Administration

The LTIP will be administered by a committee (the "Committee") consisting of not less than two directors of the Corporation to be appointed by the Board, each of whom is an "outside director" within the meaning of Section 162(m). No member of the Committee will be eligible to receive benefits under the Plan.

The Committee has the sole authority, in its absolute discretion: to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the LTIP; to construe and interpret the LTIP and the rules and regulations; and to make all other determinations deemed necessary or advisable for the administration of the LTIP. The Committee's decisions, determinations and interpretations shall be final and binding on all participants and other interested parties.

Calculation of Awards

The Committee will set the maximum award for each participant at the beginning of each performance period. The Committee may (but is not required to) designate for each incentive period the measures of financial performance and the performance objectives applicable to awards made with respect to such periods. Such measures include, but are not limited to, earnings per share, total shareholder return ("TSR") and return on capital employed. New target awards and performance periods will be set every three years based upon the Corporation's TSR for the ensuing five-year period. The maximum amount potentially payable to an individual for a performance period shall not exceed 125% of the participant's rate of basic compensation at the beginning of the performance period, multiplied by the number of years in the performance period. For the purpose of calculating the maximum amount for performance periods beginning after 1997, the 125% factor shall be increased by adjusting it by the compound rate of TSR for the Corporation, as determined by the Committee, for the period elapsed since the beginning of the last performance period. (Prior to amendment, the LTIP provided that successive four-year award periods ended annually; amounts paid could not exceed 125% of the participant's highest rate of basic compensation for the first year of the incentive period and awards were paid every year based on overlapping four-year performance periods.)

Amendment and Termination

The Board of Directors may amend or revise the LTIP. The Board of Directors, by the affirmative vote of a majority of the directors in office, may terminate the Plan at any time; provided, however, that such termination shall not affect any incentive award granted before the termination.

New Benefits

Inasmuch as awards granted under the LTIP will be granted in the sole discretion of the Committee and as the performance goal criteria may vary from year to year and from participant to participant, benefits under the LTIP are not determinable. On January 29, 1997, the Committee adopted terms and conditions governing the awards under the LTIP, as amended, and approved the following maximum LTIP awards for the five-year period from January 1, 1997 through March 31, 2002:

                                                                      MAXIMUM
                                                                       DOLLAR
                                                                      VALUE OF
                                   NAME                                AWARD
                                   ----                              ----------
       Mark A. Pulido............................................... $3,000,000
       John H. Hammergren...........................................    750,000
       Richard H.Hawkins............................................    750,000
       David L. Mahoney.............................................    750,000
       Executive Group (6 persons excluding those named above)......  4,500,000
       Non-Executive Officer Group (1 person).......................    750,000

Twenty-five percent of the amounts shown will be paid on the completion of five years of service. Any payment in excess of 25% of the maximum is performance-based and will be contingent upon the Corporation's TSR performance percentile at the end of the five-year performance period. One hundred percent of the maximum amount will be paid if the average TSR for the five-year period is at or above the 75th percentile of the S&P 400 Index. Lower awards will be paid for lower performance. No award above the service based 25% maximum will be paid if TSR is less than the 50th percentile. New maximum awards and performance periods will be set every three years based upon the Corporation's TSR for the ensuing five-year period. In view of his planned retirement as an executive officer and an employee of the Corporation on July 31, 1997, Mr. Seelenfreund did not receive an LTIP award in January 1997.

Change in Control

In the event of the occurrence of a change in control prior to a participant's termination of employment with the Corporation, the maximum value of each target award as set at the beginning of each performance period that is not complete on the effective date of such change will be paid in full.

Vote Required

Approval of the LTIP Amendments will require the affirmative vote of the holders of a majority of shares of the Corporation's Common Stock, present in person or by proxy and entitled to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE LTIP AMENDMENTS.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

At the recommendation of the Audit Committee, the Board of Directors has reappointed the firm of Deloitte & Touche LLP as the principal independent auditors to audit the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ending March 31, 1998, such appointment to continue at the pleasure of the Board of Directors. Deloitte & Touche has acted as the Corporation's independent auditors for several years, is knowledgeable about the Corporation's operations and accounting practices, and is well qualified to act in the capacity of auditor.

Representatives of Deloitte & Touche are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

ADDITIONAL INFORMATION

The Corporation's Annual Report for the fiscal year ended March 31, 1997, including the audited financial statements, accompanies this Proxy Statement.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

A stockholder who intends to submit a proposal for inclusion pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 in the proxy statement for the 1998 Annual Meeting, must send the proposal so as to be received by the Vice President and Corporate Secretary at the principal executive offices of the Corporation, One Post Street, San Francisco, CA 94104, no later than February 19, 1998.

                                        By Order of the Board of Directors

                                        LOGO
                                        Nancy A. Miller
                                        Vice President and Corporate Secretary
June 18, 1997

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 1997, EXCLUDING CERTAIN EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, BOX K, MCKESSON CORPORATION, ONE POST STREET, SAN FRANCISCO, CA 94104.

                                                                      EXHIBIT A

                             MCKESSON CORPORATION
      1997 NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION AND DEFERRAL PLAN

1. PURPOSE OF THE PLAN.

The purpose of the McKesson Corporation 1997 Non-Employee Directors' Equity Compensation and Deferral Plan (the "Plan") is to attract and retain qualified individuals not employed by McKesson Corporation (the "Company") or its subsidiaries to serve on the Board of Directors of the Company and to further align the interests of such Non-Employee Directors with those of the stockholders of the Company. Once approved, the Plan shall replace the Company's Directors' Retirement Program and shall be in lieu of participation by Non-Employee Directors in the Company's 1994 Stock Option and Restricted Stock Plan.

2. DEFINITIONS.

(a) "Annual Meeting" shall mean the annual meeting of the stockholders of the Company.

(b) "Annual Retainer" shall mean any retainer fee paid to a Non-Employee Director for service on the Board during a Director Year.

(c) "Board" shall mean the Board of Directors of the Company.

(d) "Change in Control" of the Company shall mean the occurrence of any of the following events:

  (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
  Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

  (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause
  (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Common Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

(e) "Committee" shall mean the Committee on Directors and Corporate Governance.

(f) "Committee Chairman Retainer" shall mean any fee paid to a Non-Employee Director for service as the chairman of any committee of the Board.

(g) "Common Stock" shall mean shares of Common Stock, par value $0.01 per share, of the Company.

(h) "DCAP II" shall mean the McKesson Corporation Deferred Compensation Administration Plan II, as amended from time to time.

(i) "Director Year" shall mean a calendar year.

(j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k) "Fair Market Value" of a share of Common Stock as of a particular date shall mean, if the Common Stock is not listed or admitted to trading on a stock exchange, the average between the lowest reported bid price and highest reported asked price of the Common Stock on such date in the over-the-counter market, or, if the Common Stock is then listed or admitted to trading on any stock exchange, the composite closing price on such date as reported in the Wall Street Journal.

(l) "Fees" shall mean the sum, for any Director Year, of the Annual Retainer, Meeting Fees and Committee Chairman Retainer.

(m) "Meeting Fees" shall mean any fees paid to a Non-Employee Director for attending a meeting of the Board or a committee of the Board, including any fees paid to a Non-Employee Director for extraordinary or special Board and/or committee meetings.

(n) "Participant" shall mean a Non-Employee Director of the Company participating in the Plan.

(o) "Restricted Stock Unit" shall mean a right to receive, in accordance with the conditions set forth herein, a share of the Common Stock or, alternatively, a cash payment equal to the Fair Market Value of a share of Common Stock.

3. EFFECTIVE DATE, DURATION OF PLAN.

This Plan shall become effective as of January 1, 1997, subject to the approval of the Plan by the stockholders of the Company; provided, that if the Plan is so approved, any election made hereunder prior to such approval shall be deemed effective as of the date such election was made. The Plan will terminate on December 31, 2006 or such earlier date as determined by the Board; provided that no such termination shall affect rights earned or accrued under the Plan prior to the date of termination.

4. PARTICIPATION.

Subject to the prior approval of the Committee, each member of the Board who is not an employee of the Company or any of its subsidiaries shall be eligible to participate in the Plan.

5. COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to Section 5(b) below, the maximum aggregate number of shares authorized to be issued under the Plan shall be 250,000. All Restricted Stock Units issued hereunder, whether or not distributed in the form of Common Stock, shall count against such maximum. If any options granted hereunder cease to be exercisable in whole or in part, any shares subject thereto but with respect to which such option had not been exercised, shall not count against such maximum. As the Committee shall determine from time to time, the Common Stock may consist of either shares of authorized but unissued Common Stock, or shares of authorized and issued Common Stock reacquired by the Company and held in its treasury.

(b) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or share exchange or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of i) the number of shares of Common Stock subject to the Plan, ii) the number of shares of Common Stock subject to outstanding awards under the Plan, and iii) the grant or exercise price with respect to any option.

6. RESTRICTED STOCK UNITS; DEFERRALS.

(A) TRANSITION GRANT.

As soon as practicable following January 1, 1997, each Participant shall receive an initial grant (the "Transition Grant") of a number of Restricted Stock Units in consideration for the termination of such Participant's accrued benefits and rights under the Company's Director's Retirement Program (the "Prior Plan"); provided that the Transition Grant shall be subject to the receipt by the Company of a written release from the Participant, in the form approved by the Committee, consenting to such termination. The number of Restricted Stock Units granted to a Participant in respect of the Transition Grant shall equal the Accrued Benefit (as defined below), divided by the Fair Market Value of a share of Common Stock as of December 31, 1996. A Participant's Accrued Benefit shall equal his or her accrued benefit under the Prior Plan, as of December 31, 1996.

(B) ANNUAL GRANT.

On the date of each Annual Meeting prior to the termination or expiration of the Plan, beginning with the 1997 Annual Meeting, each Participant shall receive a grant of 400 Restricted Stock Units.

(C) MANDATORY DEFERRAL.

On each date that any portion of the Annual Retainer would otherwise be payable to a Participant prior to the termination or expiration of the Plan, each such Participant shall be required to defer the receipt of an amount equal to fifty percent (50%) of such portion of Annual Retainer, which amount shall be deferred in the form of Restricted Stock Units. The number of Restricted Stock Units granted to a Participant in respect of such deferral shall equal fifty percent (50%) of the portion of Annual Retainer so deferred, divided by the Fair Market Value of a share of Common Stock as of the last trading day of the calendar quarter immediately preceding the date such Annual Retainer would otherwise be payable. To the extent applicable, Restricted Stock Units granted pursuant to this paragraph shall be subject to the same terms and conditions described in Section 6(d)(ii) below.

(D) OPTIONAL DEFERRAL.

All Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) earned by a Participant in each Director Year prior to the termination or expiration of the Plan shall be subject to the following payment and deferral options. Each Participant may elect by written notice to the Company, in accordance with the procedures established by the Company, to participate in such payment and deferral options.

  (i) Cash Alternative. Unless a valid election is made in accordance with the procedures established by the Company, each Participant shall receive payment of all Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) in the form of cash.

  (ii) Restricted Stock Unit Alternative. Subject to executing a valid election with the Company (the "RSU Election"), each Participant may elect to defer all or any portion of his or her Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) in the form of Restricted Stock Units. The number of Restricted Stock Units granted shall equal the amount of Fees so deferred, divided by the Fair Market Value of the Common Stock as of the last trading day of the calendar quarter immediately preceding the date such Fees would otherwise be payable. The RSU Election (A) shall be in the form of a document executed by the Participant and filed with the Secretary of the Company, (B) shall be made before the first day of the calendar year in which the applicable Fees are earned and shall become irrevocable on the last day prior to the beginning of such calendar year, and (C) shall continue until the Participant ceases to serve as a director of the Company or until he or she terminates or modifies such election by written notice to the Company in accordance with the procedures established by the Company, any such termination or modification to be effective as of the end of the calendar year in which such notice is given with respect to Fees otherwise payable in subsequent calendar years. Any person who becomes a Participant during any Director Year may execute an RSU Election prior to commencing service on the Board with respect to Fees to be earned for the remainder of such year and for future Director Years in accordance with the procedures established by the Company.

  Each Restricted Stock Unit shall entitle the holder to, upon distribution thereof (A) receive a cash payment equal to the Fair Market Value of one share of Common Stock, or (B) have issued in his or her name one share of Common Stock. In either case, each such Restricted Stock Unit shall terminate upon distribution.

  The Company shall credit each Participant holding Restricted Stock Units with a number of additional Restricted Stock Units equal to any dividends and other distributions paid by the Company on an equivalent number of shares of Common Stock, as of the date such dividends or distributions are payable. Such additional Restricted Stock Units shall thereafter be treated as any other Restricted Stock Units issued under the Plan. Restricted Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as share certificates for Common Stock are issued.

  Each Participant issued Restricted Stock Units shall execute a valid distribution election in accordance with the procedures established by the Company (the "Distribution Election"). The Distribution Election shall indicate (A) whether the distribution shall be made in the form of Common Stock or cash and (B) whether the distribution shall be made in a single allotment or in substantially equal annual installments over a period not to exceed ten (10) years. The Distribution Election (C) shall be in the form of a document executed by the Participant and filed with the Secretary of the Company, (D) shall be made no later than 12 months prior to the Participant's cessation from service as a director of the Company, and (E) shall become irrevocable 12 months prior to the Participant's cessation from service as a director of the Company.

  All distributions shall commence as soon as practicable after the first business day of January of the calendar year following the Participant's cessation from service as a director of the Company. If no valid Distribution Election is made, the Restricted Stock Units shall be distributed in a lump sum as soon as practicable after the first business day of January of the calendar year following the Participant's cessation from service as a director of the Company, in the form of cash. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until share certificates for Common Stock are issued. Notwithstanding any provision to the contrary, any fractional shares of Common Stock issuable hereunder shall be paid in cash.

  Upon the occurrence of a Change in Control, Common Stock to be issued in respect of all Restricted Stock Units shall be immediately distributed.

  (iii) DCAP II Alternative. Subject to executing an election in accordance with the procedures established by the Company and the terms of DCAP II, each Participant may elect to defer all or any portion of his or her Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) under DCAP II.

7. STOCK OPTIONS.

(A) DISCRETIONARY GRANTS.

The Committee may, in its sole discretion, grant options to purchase Common Stock to Participants, pursuant to such terms and conditions that it may deem advisable, so long as not inconsistent with Section 7(c) below or any other terms of this Plan.

(B) FORMULA GRANTS.

Each Participant who is elected to the Board for the first time will automatically receive, on the date of the annual meeting of stockholders next following such election (or, if such election occurs at an annual meeting, on such date), an option to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Section 5(b) above), which option shall be immediately exercisable in full but shall expire to the extent of 1,000 shares per year on each anniversary of the grant date unless and until such Participant retires from the Board, in which case the option period shall end three years after the retirement date or until the option term expires, whichever shall first occur, and the option shall be exercisable to the extent of the entire unexercised portion of the option (or any lesser amount) remaining at the date of retirement. On the date of each Annual Meeting, beginning with the 1997 Annual Meeting, each Participant continuing to serve as a Non-Employee Director (but not entitled to receive an option grant pursuant to the first sentence of this paragraph) will automatically receive, on such date, an option to purchase 1,500 shares of Common Stock (subject to adjustment as provided in Section 5(b) above), which option shall be immediately exercisable in full. Subject to the aforementioned expiration provisions applicable to the initial grant of 5,000 shares, the term of each option shall be five years.

(C) TERMS AND CONDITIONS OF OPTIONS.

Except as provided in Section 7(b) above, the following terms and conditions shall apply to all options granted to Participants under the Plan.

  (i) The exercise price of each option shall not be less than the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

  (ii) Each option granted pursuant to the Plan shall be evidenced by a written grant agreement (the "Agreement") executed by the Company and the person to whom such option is granted which shall provide such terms and conditions as the Committee may determine, in its sole discretion, so long as not inconsistent with the terms of this Plan.

  (iii) The term of each option shall be for no more than ten years.

  (iv) The Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan). Unless otherwise provided in the Agreement and excluding options granted under paragraph (b) above, the Committee may, in its sole discretion, extend the post-termination exercise period with respect to an option (but not beyond the original term of such option).

  (v) Payment of the purchase price upon exercise of any option shall be made in cash; provided that the Committee, in its sole discretion, may permit an option holder to pay the option price by such other method that it may deem appropriate, including, without limitation, by tendering to the Company shares of Common Stock owned by the option holder, and having a Fair Market Value equal to the option price.

  (vi) All such options shall be designated as stock options which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

  (vii) Unless otherwise provided in an Agreement, options granted under the Plan will become immediately and fully vested and exercisable upon the occurrence of a Change in Control.

8. ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have full power to interpret the Plan and formulate additional details and regulations for carrying out the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive.

9. NO RIGHT TO SERVE.

Nothing in the Plan shall confer upon any Participant the right to remain in service as a member of the Board.

10. AMENDMENT AND TERMINATION.

The Board at any time may amend or terminate the Plan; provided that any such amendment or termination does not adversely affect the rights of any Participant.

11. GOVERNING LAW.

The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of California.

12. NOTICES.

All notices under this Plan shall be sent in writing to the Secretary of the Company. All correspondence to the Participants shall be sent in writing to the Participant at the address which is their record address as listed on the most recent election form or as specified in the Company's records.

13. UNFUNDED STATUS OF AWARDS.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained hereunder shall give any Participant any rights that are greater than those of an unsecured general creditor of the Company.

                                                                      EXHIBIT B

                             MCKESSON CORPORATION
                              STOCK PURCHASE PLAN

               (As Amended and Restated Through March 26, 1997)

                  (Proposed amendments are shown in italics)

1. ESTABLISHMENT.

There is hereby adopted the McKesson Corporation Stock Purchase Plan (hereinafter called the "Plan"), subject to approval by holders of at least a majority of the outstanding shares of voting stock of the Corporation.

2. STOCK SUBJECT TO THE PLAN.

Rights may be granted under the Plan from time to time to key employees of the Corporation and its Subsidiaries to purchase from the Corporation an aggregate of not more than 1,250,000 shares of Common Stock ($.01 par value) of the Corporation.

3. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors of the Company to be appointed by the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. No member of the Committee shall be eligible to receive benefits under the Plan. The Committee may from time to time determine which eligible employees shall be granted rights under the Plan, and the number of shares for which a right shall be granted to an employee. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all grantees and purchasers of stock under the Plan and on other interested parties.

4. ELIGIBILITY.

Persons eligible for rights under the Plan are those key employees of the Corporation or its Subsidiaries designated from time to time by the Committee. Members of the Board of Directors of the Corporation who are not employed as regular salaried officers or employees of the Corporation or of any Subsidiary of the Corporation may not participate in the Plan.

5. EXERCISE PRICE.

The exercise price of the stock covered by each right shall not be less than the fair market value of such stock on the date the right is exercised, which shall be the closing sale price on such day on the New York Stock Exchange.

6. RIGHT TERMS AND CONDITIONS; EXTENSION OF CREDIT BY THE CORPORATION.

The term of each right shall be for such period not in excess of thirty days as the Committee may determine. Purchases shall be evidenced by a written Stock Purchase Agreement which may provide for the payment of the purchase price (i) by a payment in cash or (ii) entirely by a promissory note payable on such repayment schedule as the Committee may determine or (iii) by any combination of (i) and (ii). The Stock Purchase Agreement may contain such other terms, provisions, and conditions as are determined by the Committee. Stock purchased by an employee under the Plan shall be pledged to the Corporation as collateral for the purchase loan terms and conditions set forth in the Stock Purchase Agreement.

7. VOTING, DIVIDEND RIGHTS, ETC.

Shares purchased by employees under the Plan shall be fully paid and non-assessable and be entitled to voting, dividend and other rights.

8. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

The Board of Directors may at any time suspend or terminate this Plan, and may amend it from time to time in such respects as it may deem advisable.

                                                                      EXHIBIT C

                             MCKESSON CORPORATION
                         1981 LONG-TERM INCENTIVE PLAN

                     (As Amended Through January 29, 1997)

                  (Proposed amendments are shown in italics)

1. NAME AND PURPOSE.

The name of this plan is the McKesson Corporation Long-Term Incentive Plan (the "Plan"). Its purpose is to advance and promote the interests of the stockholders of McKesson Corporation, a Delaware Corporation (the "Company") by attracting and retaining employees who strive for excellence, and to motivate those employees to set and achieve above-average financial objectives by providing competitive compensation for those who contribute most to the operating progress and earning power of the Company, its subsidiaries and affiliates.

2. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors of the Company to be appointed by the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue code of 1986, as amended. No member of the Committee shall be eligible to receive benefits under the Plan. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all participants and other interested parties.

3. ELIGIBILITY.

Participation in the Plan shall be limited to those full-time, salaried key officers and other employees of the Company, its subsidiaries and affiliates who are selected from time to time by the Committee. Participants in the Plan are also eligible to participate in any incentive plan of the Company.

4. CALCULATION OF AWARDS.

The Plan is designed to reward participants with benefits which reflect the financial performance of the Company over performance periods of a duration designated by the Committee at the beginning of such period. The Committee may (but is not required to) designate for each incentive period the measures of financial performance and the performance objectives (including, but not limited to, earnings per share, total shareholder return or return on capital employed) applicable to awards made with respect to such periods. The foregoing notwithstanding, the maximum amount potentially payable to an individual for a performance period shall not exceed 125% of the participant's rate of basic compensation at the beginning of the performance period, multiplied by the number of years in the performance period. For the purpose of calculating the maximum amount for performance periods beginning after 1997, the 125% factor shall be increased by adjusting it by the compound rate of total shareholder return for the Company, as determined by the Committee, for the period elapsed since the beginning of the last performance period.

5. PAYMENT OF AWARDS.

All awards to participants pursuant to the Plan shall be paid in cash, provided, however, that, at the participant's election, receipt of all or part of an award may be deferred under the terms of the Company's Deferred Compensation Administration Plan II in the manner prescribed by regulations established by the Committee.

A Participant shall have no right to receive payment of any award under the Plan unless he or she has satisfied regulations prescribed by the Committee at the time of making the award and the Committee has determined that the performance objectives applicable to such award, if any, have been achieved.

Any other provision of the Plan to the contrary notwithstanding, if the Committee determines that a Participant has engaged in any of the actions described in (c) below, the consequences set forth in (a) and (b) below shall result:

(a) Any outstanding award granted on or after October 27, 1993, shall be forfeited immediately and automatically and shall not be payable to the participant under any circumstances.

(b) If the participant received payment of an award granted on or after October 27, 1993, within six months prior to the date that the Company discovered that the participant engaged in any action described in (c) below, the participant, upon written notice from the Company, shall immediately repay to the Company in cash the amount of such award (including any amounts withheld pursuant to Paragraph 7).

(c) The consequences described in (a) and (b) shall apply if the participant, either before or after termination of employment with the Company or one of its subsidiaries or affiliates:

  (i) discloses to others, or takes or uses for his own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how belonging to the Company or any of its subsidiaries or affiliates and obtained by the participant during the term of his employment, whether or not they are the participant's work product. Examples of such confidential information or trade secrets include (but are not limited to) customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the participant knows or has reason to know that the Company or its subsidiaries or affiliates intends or expects secrecy to be maintained;

  (ii) fails to promptly return all documents and other tangible items belonging to the Company or any of its subsidiaries or affiliates in the participant's possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to retirement or otherwise;

  (iii) fails to provide the Company with at least thirty (30) days' written notice prior to directly or indirectly engaging in, becoming employed by, or rendering services, advice or assistance to any business in competition with the Company or any of its subsidiaries or affiliates. As used herein, "business in competition" means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Company or any of its subsidiaries or affiliates at the time of the termination of the participant's employment with the Company or any of its subsidiaries or affiliates;

  (iv) fails to inform any new employer, before accepting employment, of the terms of this paragraph 5 and of the participant's continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Company or any of its subsidiaries or affiliates and obtained by the participant during the term of his employment with the Company or any of its subsidiaries or affiliates;

  (v) induces or attempts to induce, directly or indirectly, any of the customers of the Company or its subsidiaries or affiliates, employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or any of its subsidiaries or affiliates, or to breach any contract with the Company or any of its subsidiaries or affiliates, in order to work with or for, or enter into a contract with, the participant or any third party; or

  (vi) engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or any of its subsidiaries or affiliates.

The Committee shall determine in its sole discretion whether the participant has engaged in any of the acts set forth in (i) through (vi) above, and its determination shall be conclusive and binding on all interested persons.

Any provision of this paragraph 5 which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this paragraph 5.

6. TRANSFERABILITY.

Awards made pursuant to the Plan are not transferable or assignable by the participant other than by will or the laws of descent and distribution, and payment thereunder during the participant's lifetime shall be made only to the participant or to the guardian or legal representative of the participant. Payments which are due to a deceased participant pursuant to the Plan shall be paid to the person or persons to whom such right to payment shall have been transferred by will or the laws of descent and distribution.

7. WITHHOLDING TAXES.

Whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

8. FUNDING.

No provision of the Plan, or regulations adopted hereunder, shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or segregate or place any assets in a trust or other entity to which contributions are made.

9. AMENDMENT.

The Plan may be amended or revised by the Board of Directors of the Company.

10. TERMINATION.

The Plan may be terminated at any time by resolution of the Board of Directors of the Company by the affirmative vote of a majority of the directors in office; provided, however, that such termination shall not affect any incentive award which shall have been granted prior to such termination.

                                       MCKESSON CORPORATION
P
                                     PROXY FOR ANNUAL MEETING
                                    10:00 A.M., JULY 30, 1997
R               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

         The undersigned, whose signature appears on the reverse side, hereby
O        constitutes and appoints Alan Seelenfreund, Ivan D. Meyerson and Nancy
         A. Miller, and each of them, with full power of substitution, proxies to vote all stock of McKesson Corporation which the undersigned is
X entitled to vote at the Annual Meeting of Stockholders to be held in the Colonial Room at The Westin St. Francis Hotel, 335 Powell Street, San Francisco, California, on July 30, 1997, and any adjournments
Y thereof, as specified upon the matters indicated on the reverse side, and in their discretion upon any other matter that may properly come before said meeting.

               Election of Directors

                    Nominees for three-year terms expiring in 2000
                       Tully M. Friedman
                       John M. Pietruski
                       Carl E. Reichardt

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                   -------------
                                                                   |SEE REVERSE|
                                                                   |    SIDE   |
                                                                   -------------

     Please mark your
  X  votes as in this                                                      |4896
     example.                                                              -----


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED BELOW. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
FOR EACH OF THE FOLLOWING PROPOSALS.
--------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:
--------------------------------------------------------------------------------
1. Election of Directors               FOR          WITHHELD
   (see reverse)                       [_]            [_]

For, except vote withheld from
the following nominee(s):

______________________________

2. Approval of 1997 Non-Employee       FOR    AGAINST    ABSTAIN
   Directors' Equity Compensation      [_]      [_]        [_]
   and Deferral Plan

3. Approval of Amendment and           [_]      [_]        [_]
   Restatement of 1973 Stock
   Purchase Plan

4. Approval of Amendments to 1981      [_]      [_]        [_]
   Long-Term Incentive Plan


                                       Please sign exactly as name appears
                                       hereon. Joint owners should each sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.

                                       ______________________________________

                                       ______________________________________
                                          SIGNATURE(S)              DATE

                               PSIP VOTING CARD
  DIRECTIONS TO TRUSTEE, MCKESSON CORPORATION PROFIT-SHARING INVESTMENT PLAN

To: The Chase Manhattan Bank, N.A.

I direct you as Trustee of the McKesson Corporation Profit-Sharing Investment Plan to vote (in person or by proxy) as I have specified on the reverse side hereof all shares of McKesson Corporation Common Stock allocated to my accounts under the plan at the Annual Meeting of Stockholders of McKesson Corporation on July 30, 1997. You may vote according to your discretion (or that of your proxy holder) on any other matter which may properly come before the meeting.

      Election of Directors

           Nominees for three-year terms expiring in 2000
              Tully M. Friedman
              John M. Pietruski
              Carl E. Reichardt

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                                   -------------
                                                                   |SEE REVERSE|
                                                                   |   SIDE    |
                                                                   -------------

                             FOLD AND DETACH HERE

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 4.

                                                       WITH-      FOR ALL
                                             FOR       HOLD       EXCEPT
                                             [ ]        [ ]        [ ]
 1.  Election of Directors
       TULLY M. FRIEDMAN
       JOHN M. PIETRUSKI
       CARL E. REICHARDT

 If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).


                                             FOR     AGAINST     ABSTAIN
 2.  Approval of 1997 Non-                   [ ]       [ ]         [ ]
     Employee Directors' Equity
     Compensation and Deferral
     Plan

 3.  Approval of Amendment and               [ ]       [ ]         [ ]
     Restatement of 1973 Stock
     Purchase Plan

 4.  Approval of Amendments to               [ ]       [ ]         [ ]
     1981 Long-Term Incentive
     Plan

 THIS VOTING CARD WHEN PROPERLY EXECUTED WILL BE VOTED
 IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS GIVEN,
 IT WILL BE VOTED FOR THE PROPOSALS.



 Signature(s) ________________________________ Dated: _________________, 1997
    PLEASE SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE


                             FOLD AND DETACH HERE

LOGO
June 18, 1997

Dear McKesson Profit-Sharing Investment Plan Participant:

As a participant in the McKesson Corporation Profit-Sharing Investment Plan ("PSIP"), you are a stockholder in the Corporation. At the Annual Stockholders Meeting, you have the right to instruct the Plan Trustee, on a confidential basis, how the shares of McKesson Common Stock in your account are to be voted on matters that come before the meeting. Your PSIP account includes the shares held for the Company Matching Contributions, PAYSOP, ESOP, Retirement Share Plan, PSIP Plus and Quarterly Contributions.

The enclosed Proxy Statement describes four proposals to be voted on at this year's meeting. The Board of Directors recommends that you vote FOR proposals 1 through 4. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PSIP VOTING CARD IN THE ENVELOPE PROVIDED. If you sign and return this card without marking your choices, your shares will be voted in accordance with the Board of Directors' recommendations as indicated above. This card also gives the Trustee authority to vote on your behalf on any other matters that may properly come before the meeting.

If the Trustee receives no voting instructions for shares credited to participants' PAYSOP accounts, no vote will be cast on those shares. The PSIP provides that all other shares for which the Trustee receives no voting instructions from participants, as well as all unallocated shares of Common Stock, will be voted by the Trustee in the same proportion as shares for which voting instructions are received.

Participants who own shares of McKesson Common Stock by means other than through the PSIP will receive a separate proxy card for the voting of those shares.

To ensure that your shares are represented and voted at the meeting according to your wishes, your signed PSIP voting card must be received by the Trustee by July 27, 1997. The Corporation's Annual Report for the fiscal year ended March 31, 1997, including the audited financial statements, accompanies this Proxy Statement.

We urge you to exercise your voting rights as a stockholder. Your vote does make a difference.


                                      Sincerely,
                                      LOGO
                                      /s/ ALAN SEELENFREUND
                                      Alan Seelenfreund
                                      Chairman of the Board